UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CANOPY GROWTH CORPORATION

(Name of Registrant as Specified in Its Charter)

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Dear Shareholder:

On behalf of the Board of Directors (the “Board”) and management of Canopy Growth Corporation (“Canopy”, “we”, “our” or the “Company”), I am pleased to invite you to a Special Meeting of shareholders (the “Meeting”), which will be held on April 12, 2024, at 1:00 p.m., Toronto time. The Meeting will be held in a virtual only format, which will be conducted via live audio webcast at www.virtualshareholdermeeting.com/WEED2024SM.

Overview of Exchangeable Shares

At the Meeting, shareholders will be asked to consider, and if deemed appropriate, pass a special resolution authorizing an amendment (the “Amendment Proposal”) to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares in the capital of Canopy (the “Exchangeable Shares”); and (ii) restate the rights of the common shares in the capital of Canopy (the “Shares”) to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The Exchangeable Shares will not be entitled to voting rights, dividends or other rights upon dissolution of Canopy.

On October 25, 2022, the Company announced the implementation of its internal reorganization (the “Reorganization”) pursuant to which the Company transferred its Structured U.S. Investments (as defined in the accompanying proxy statement) to a new Delaware-formed holding company, Canopy USA, LLC (“Canopy USA”). The formation of Canopy USA is the conclusion of a deliberate and highly-structured process that results in a wholly owned subsidiary of the Company owning non-voting and non-participating shares in the capital of Canopy USA (the “Non-Voting Shares”), which do not carry any voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA. As a result, while the Company holds Non-Voting Shares, Canopy USA does not have the ability to dividend funds to Canopy. By implementing this transaction, the Company has allowed Canopy USA to expedite the process to satisfy various conditions precedents, including certain onerous state-by-state regulatory approvals, in connection with the acquisition by Canopy USA of United States (“U.S”) cannabis businesses that violate U.S. federal laws and accordingly cannot currently be acquired by the Company if we are to remain compliant with applicable U.S. federal laws. Canopy USA and its members expect to enter in the second amended and restated limited liability company agreement of Canopy USA (the “Amended and Restated Limited Liability Company Agreement”) immediately prior to the completion of the investment by the Trust (as defined below) in Canopy USA. Upon the effective date of the Amended and Restated Limited Liability Company Agreement, the terms of the Non-Voting Shares will be amended such that the Non-Voting Shares will only be convertible into voting Class B shares (the “Canopy USA Class B Shares”) of Canopy USA following the date that the NASDAQ Stock Market or The New York Stock Exchange permit the listing of companies that consolidate the financial statements of companies that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) in the United States (the “Triggering Event Date”). In the event that Canopy USA consummates the acquisition of such U.S. cannabis businesses in accordance with the terms of the respective acquisition agreements, the Company will have a streamlined approach to instantaneously take control of the operations of Canopy USA by converting the Non-Voting Shares held by the Company into Canopy USA Class B Shares following the Triggering Event Date. Accordingly, the Company has strategically repositioned itself to accelerate entry into the U.S. cannabis market following the Triggering Event Date and unleash the value of our full U.S. cannabis ecosystem through the creation of Canopy USA. In light of the foregoing, the fact that cannabis remains federally illegal in the U.S. and the lack of precedent or jurisprudence addressing any transaction of a similar nature, the Amendment Proposal provides all shareholders of Canopy with the opportunity to self-assess their level of comfort with the Company’s exposure to the U.S. cannabis market.

While the Company has, from the period commencing in 2018 until the implementation of the Reorganization in October 2022, held exchangeable shares in the capital of TerrAscend Corp. (“TerrAscend”) that contain similar rights and restrictions as the Non-Voting Shares, TerrAscend is a publicly traded company and the Company’s pro forma ownership of TerrAscend during such time period was below 20%. Other than certain similarities with TerrAscend and a small number of the Company’s competitors that have replicated similar structures, there are no other comparable transactions to the formation of Canopy USA. Based on the advice of our legal advisors, the transaction structure was intended to (i) permit us to remain able to represent that we comply with U.S. federal criminal law, particularly direct or indirect violations of the Controlled Substances Act (collectively, “Applicable Federal Law”); and (ii) ensure that (a) we do not, directly or indirectly, violate Applicable Federal Law; (b) we will not directly violate U.S. federal law as we do not cultivate, distribute, sell, or possess cannabis in the United States; (c) we do not violate indirect federal law (such as aiding and abetting, conspiracy, or Racketeer Influenced and Corrupt Organizations (RICO) Act) because we do not control or profit from companies that cultivate, distribute, sell, or possess cannabis in the United States; and (d) we do not violate anti-money laundering laws because no funds will flow from entities that cultivate, distribute, sell, or possess cannabis in the United States to us. Nevertheless, as a result of the novelty associated with this structure whereby, on a pro forma basis, a wholly owned subsidiary of the Company currently owns more than 99% of the shares of Canopy USA and can convert its Non-Voting Shares into the Canopy USA Class B Shares; provided that following the execution of the Amended and Restated Limited Liability Company Agreement such conversion shall only be permitted following the Triggering Event Date. In that regard, we determined that it would be prudent to provide our shareholders, particularly institutional shareholders, such as Constellation Brands, Inc. (“CBI”), the Company’s largest shareholder, with the ability to self-assess compliance with Applicable Federal Law and, accordingly, the option to convert their Shares into Exchangeable Shares in order to provide shareholders with a similar economic and voting barrier as Canopy has vis-à-vis Canopy USA in the event that certain shareholders believe that Canopy violates Applicable Federal Law and would prefer to hold non-voting and non-participating Exchangeable Shares. In particular, certain institutions have prescribed investment criteria that they are required to abide by or contractual covenants to third-parties contained in credit agreements or other material contracts with which they have to comply. Given the nuance and complexity associated with international laws and regulations related to cannabis, certain of these institutional investors are either prohibited or significantly restricted from investing in or owning shares of certain, or in some instances, all, cannabis companies. The novelty of our ownership of the Non-Voting Shares of Canopy USA further complicates the decision-making and diligence process for these institutions and accordingly, our desire to create the Exchangeable Shares is in order to allow such Shareholders to retain a non-voting and non-participating interest in the Company that further insulates such shareholders that may be uncertain of our compliance with Applicable Federal Law or at risk of violating certain investment criteria and/or contractual covenants from being forced to divest their Shares. CBI is one such shareholder. In fact, in order to obtain the consent of CBI for the creation of Canopy USA, the Company is required by CBI to hold a shareholder meeting for shareholders to consider and, if deemed advisable, pass, a special resolution approving the creation of the Exchangeable Shares pursuant to the terms of the consent agreement we entered with CBI on October 24, 2022.

Although, as noted above, we believe, based on the advice of our legal advisors, that we currently comply with all applicable laws and that we will remain in compliance in the event that Canopy USA consummates the acquisition of U.S. cannabis businesses, U.S. federal laws are complex and subject to interpretation and there is a risk that our interpretation may differ from others. In the event of an aggressive enforcement policy, the United States Department of Justice could allege that we and the Board, and potentially our shareholders, “aided and abetted” violations of U.S. federal law as a result of transactions involving us. In these circumstances, we may lose our entire investment and directors, officers and/or our shareholders may be required to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Following the implementation of the Reorganization and prior to completion of the Structural Amendments (as defined below), Canopy was expected to consolidate the financial statements of Canopy USA in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), including the financial statements of certain U.S. cannabis businesses that violate Applicable Federal Law once the acquisition of those businesses has been completed by Canopy USA. However, Canopy and Canopy USA have implemented certain changes to the initial structure of Canopy’s interests in Canopy USA to ensure that Canopy will not be required to consolidate the financial results of Canopy USA in accordance with U.S. GAAP. These structural changes include the following amendments, as further described in the accompanying proxy statement (collectively, the “Structural Amendments”): (i) providing that, upon the effectiveness of the Amended and Restated Limited Liability Company Agreement, Non-Voting Shares may only be converted into Canopy USA Class B Shares following the Triggering Event Date; (ii) a reduction in Canopy’s economic interest in Canopy USA on an as-converted basis to no greater than 90%; (iii) reducing the number of managers on Canopy USA’s board of managers from four to three, including, reducing Canopy’s nomination right to a single manager; (iv) modifying the terms of the initial protection agreement between Canopy, a wholly-owned subsidiary of Canopy and Canopy USA and Canopy’s USA’s initial limited liability company agreement in order to eliminate certain negative covenants that were previously granted by Canopy USA in favor of Canopy as well as delegating to the Class A Nominees (as defined below) the authority to approve Key Decisions (as defined in the accompanying proxy statement), which for greater certainty means that the Canopy Nominee (as defined below) will not be permitted to vote on any Key Decisions while the Company owns Non-Voting Shares; and (v) amending the terms of any agreements with third-party investors in Canopy USA to, among other things, eliminate any rights to guaranteed returns.

Rather than impose our interpretation of U.S. law on our shareholders and permit Canopy USA to exercise rights to acquire U.S. cannabis businesses immediately, we contractually prohibited Canopy USA from doing so pending approval by our shareholders of the Amendment Proposal and the conversion by CBI of its Shares into Exchangeable Shares.

The Canopy USA board of managers may consist of up to three managers. Huneeus 2017 Irrevocable Trust (the “Trust”), the trustee of which is an affiliate of a former shareholder of Jetty (as defined below), has the right to appoint one member (the “Trust Nominee”). Nancy Whiteman, the controlling shareholder of Wana (as defined below) also has the right to appoint one member (the “Whiteman Nominee”, together with the Trust Nominee, the “Class A Nominees”). The Company also has the right (regardless of the fact that its Non-Voting Shares are non-voting and non-participating) to appoint one member to the Canopy USA board of managers (the “Canopy Nominee”). As of the date hereof, the Canopy USA board of managers is comprised of two managers, David Klein (the Canopy Nominee) and Nancy Whiteman (the Whiteman Nominee) with one vacancy. It is expected that Mr. Robert Hambrecht, who is unaffiliated with the Company, will be the Trust Nominee and will become a manager of Canopy USA on the date of the first issuance of Canopy USA Common Shares to the Trust pursuant to the Trust SPA (as defined below). The managers of Canopy USA do not have any fiduciary or other duties to Canopy’s shareholders.

As a result of the limited rights associated with the Non-Voting Shares, Canopy, a wholly-owned subsidiary of Canopy and Canopy USA entered into a protection agreement on October 24, 2022, which was amended and restated on May 19, 2023 and January 25, 2024 (the “Amended and Restated Protection Agreement”) to provide for certain negative covenants in order to preserve the value of the Non-Voting Shares until such time as the Non-Voting Shares are converted into Canopy USA Class B Shares, but does not provide Canopy with the ability to direct the business, operations or activities of Canopy USA. No action is permitted to be taken by Canopy USA if it would be contrary to the Amended and Restated Protection Agreement and all decisions, regardless of whether approval of the Canopy USA board of managers is required, must be made in accordance with the restrictions set forth in the Amended and Restated Protection Agreement. The Company does not have the ability to unilaterally make decisions with respect to the business, operations or activities of Canopy USA as the Company only has the right to appoint one of the three members of the board of managers and the Amended and Restated Protection Agreement only provides for negative covenants. In addition, as further discussed above by virtue of Canopy USA’s governance provisions, the Company does not currently, and is not expected to, control or direct the business, operations or activities of Canopy USA at any time while the Company holds Non-Voting Shares, and Canopy will not have the ability or obligation to provide funds to Canopy USA.

Once the Non-Voting Shares have been converted into Canopy USA Class B Shares, any issued and outstanding Class A shares (the “Canopy USA Common Shares”) of Canopy USA will, subject to their terms in accordance with the Amended and Restated Limited Liability Company Agreement, automatically convert into Canopy USA Class B Shares; provided that the number of Canopy USA Class B Shares to be issued to former holders of Canopy USA Common Shares will be equal to no less than 10% of the total issued and outstanding Canopy USA Class B Shares following such issuance. Accordingly, in no circumstances will the Company, at the time of the conversions, own more than 90% of the Canopy USA Class B Shares. Furthermore, it is expected that upon such conversions, we will control Canopy USA and, as soon as contractually permitted, exercise Canopy USA’s rights to repurchase all of the Canopy USA Class B Shares held by third-parties, which for greater certainty were issued to such holders upon the conversion of such holder’s Canopy USA Common Shares in accordance with their terms, such that following federal permissibility of cannabis in the U.S. and the satisfaction of certain conditions contained in the agreements with third-party investors in Canopy USA, we have the ability to own up to 100% of Canopy USA.

In addition, it is anticipated that following federal permissibility of cannabis in the U.S., all holders of Exchangeable Shares will convert their Exchangeable Shares into Shares. At that time, the Company will consider a further amendment to its Articles of Incorporation, as amended, to remove the authorized Exchangeable Shares from its share capital.

Strategy to Fast Track Access into the U.S. Cannabis Market

Canopy USA holds the U.S. THC investments that were previously held by the Company, which is expected to enable Canopy USA to exercise rights to acquire Acreage Holdings, Inc. (“Acreage”), Lemurian, Inc. (“Jetty”), and Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”).

A third-party currently holds a nominal economic interest in Canopy USA but all of the voting rights attached to the Canopy USA Common Shares. In connection with the Structural Amendments, on May 19, 2023, Canopy USA and the Trust entered into a share purchase agreement (the “Trust SPA”), which sets out the terms of the Trust’s investment in Canopy USA in the aggregate amount of up to US$20 million (the “Trust Transaction”). Agustin Huneeus Jr. is the trustee of the Trust and is an affiliate of a former shareholder of Jetty. Pursuant to the terms of the Trust SPA, the Trust will, subject to certain terms and conditions contained in the Trust SPA and as further described in the accompanying proxy statement, be issued Canopy USA Common Shares in two tranches with an aggregate value of up to US$10 million along with warrants of Canopy USA to acquire additional Canopy USA Common Shares. In addition, subject to the terms of the Trust SPA, the Trust has also been granted options to acquire additional Voting Shares (as defined in the Amended and Restated Limited Liability Agreement) with a value of up to an additional US$10 million and one such additional option includes the issuance of additional warrants of Canopy USA.

As noted above, a wholly-owned subsidiary of Canopy holds Non-Voting Shares that are exchangeable, into Canopy USA Class B Shares, provided that following the execution of the Amended and Restated Limited Liability Company Agreement, such exchange shall only be permitted following the Triggering Event Date. Upon the conversion of the Non-Voting Shares into Canopy USA Class B Shares, Canopy’s ownership interest will be no greater than 90% of the issued and outstanding Canopy USA Class B Shares. Until such time as the Non-Voting Shares are converted into Canopy USA Class B Shares, Canopy will have no economic or voting interest in Canopy USA, Wana, Jetty, TerrAscend or Acreage and such companies will continue to operate independently. As a result of the Company holding Non-Voting Shares and the implementation of the Structural Amendments, the Company is unable to control Canopy USA and there are no guarantees that Canopy USA’s interests will align with the interests of the Company or the interests of its shareholders. As a result, Canopy USA’s board of managers could take actions that are contrary to the interests of the Company and its Shareholders, including preventing Canopy USA from entering into transactions that could be beneficial to the Company or its shareholders. Please see the disclosure under the heading “Risk Factors Relating to the Amendment Proposal” in the accompanying proxy statement.

As the growth of the U.S. cannabis market continues at the state level, this strategy enables Canopy to take control of its own destiny and capitalize on the once-in-a-generation opportunity in the largest cannabis market in the world. These actions are expected to enable Canopy and Canopy USA to realize value in the near term prior to federal permissibility of cannabis in the United States while positioning Canopy for profitable growth and a fast start upon federal permissibility of cannabis in the United States.

Potential benefits of this strategy include:

•

Fast Tracks Entry into the World’s Largest and Fastest Growing Cannabis Market: The U.S. retail cannabis market is projected to be as high as approximately US$50 billion in 2026[1], and this strategy aims to unlock the ability to capture share and return on investments made to date. Through these “stepping stone” transactions, Canopy will be strategically repositioned to capitalize on the benefits of complete ownership and control of its U.S. THC portfolio of assets following the Triggering Event Date.

•

Establishes Industry-Leading, Premium-Focused Brand Powerhouse: Canopy USA’s portfolio includes some of the most recognized, iconic cannabis brands in the United States that we believe are ideally positioned in the fastest growing categories, such as edibles, vapes, and flower. Canopy USA is expected to leverage the best of each brand’s offerings to accelerate growth and market expansion as key states across the country continue to allow recreational cannabis usage, realizing value in the near term and setting Canopy up for a fast start upon U.S. federal permissibility of cannabis.

•

Financial Benefit via Revenue and Cost Synergies within Canopy USA: The combination of U.S. cannabis assets is expected to generate revenue and cost synergies within Canopy USA by leveraging the brands, routes to market and operations of the full U.S. cannabis ecosystem while eliminating redundancies across certain of the Structured U.S. Investments (as defined in the accompanying proxy statement) and the public company reporting costs of Acreage. Furthermore, as a result of the various investments, counterparties and definitive agreements in connection with the Structured U.S. Investments, the time, complexity and cost associated with monitoring and valuing each underlying contract is financially and logistically burdensome. As a result of the formation of Canopy USA, the Company has adopted a singular approach to its U.S. strategy. In the near term, we expect to realize value as a result of: (i) reduced operating expenses for Canopy with respect to the monitoring of the Structured U.S. Investments; and (ii) cost synergies across Canopy USA, including the elimination of public company reporting costs for Acreage, all of which are expected to be realized while cannabis remains federally illegal in the United States.

•

Highlights the Value of Canopy’s U.S. THC Investments: While Canopy will not consolidate the financial results of Canopy USA, Canopy expects to highlight the value of Canopy USA’s U.S. THC assets to investors following their acquisition.

In addition, on October 24, 2022, we entered into an arrangement agreement with Canopy USA and Acreage, as amended on March 17, 2023, May 31, 2023, August 31, 2023, October 31, 2023 and December 29, 2023 (the “Floating Share Arrangement Agreement”), pursuant to which, subject to the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) by way of a court-approved plan of arrangement (the “Floating Share Arrangement”) in exchange for 0.045 of a Share (after giving effect to the Company’s share consolidation effective December 15, 2023) for each Floating Share held. The acquisition of the Floating Shares by Canopy USA pursuant to the Floating Share Arrangement is expected to occur immediately prior to the acquisition of the Class E subordinate voting shares of Acreage (the “Fixed Shares”) pursuant to the terms of the arrangement

[1]	MJBiz market forecast of total US retail cannabis market by 2026.

v

agreement dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (the “Amended Acreage Arrangement”). The Company announced on October 25. 2022 that the option to acquire the Fixed Shares was intended to be exercised following the Meeting (assuming the Amendment Proposal is approved) and the conversion by CBI of its Shares into Exchangeable Shares. Upon closing of the Floating Share Arrangement and the Amended Acreage Arrangement, all of the shares of Acreage will be held by Canopy USA. Canopy will not hold any Fixed Shares or Floating Shares of Acreage. The Floating Share Arrangement received the requisite approval from the holders of Acreage Floating Shares at the special meeting of Acreage shareholders held on March 15, 2023, and on March 20, 2023 Acreage obtained a final order from the Supreme Court of British Columbia approving the Floating Share Arrangement. The Floating Share Arrangement Agreement has been amended several times to extend the Exercise Outside Date (as defined in the Floating Share Arrangement Agreement), which was initially March 31, 2023. The most recent amendment to the Floating Share Arrangement Agreement extended the Exercise Outside Date to March 31, 2024. The completion of the Floating Share Arrangement is subject to satisfaction or, if permitted, waiver of certain closing conditions, including, among others, approval of the Amendment Proposal on or prior to the Exercise Outside Date. Please see the disclosure under the headings “—There can be no certainty that all conditions to the Floating Share Arrangement and the amended Acreage Arrangement Agreement will be satisfied or waived, including, in the case of the Floating Share Arrangement, obtaining approval of the Amendment Proposal by the Exercise Outside Date, which may result in the acquisition of Acreage not being completed,” and “—Acreage’s financial statements express doubt about its ability to continue as a going concern,” in each case, under the heading “Risk Factors Relating to the Amendment Proposal” in the accompanying proxy statement.

In the event the Amendment Proposal is not approved, Canopy USA will not be permitted to exercise the rights to acquire shares of Acreage, Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Amended Acreage Arrangement and Canopy USA will continue to hold an option to acquire Wana and Jetty as well as exchangeable shares, warrants and an option to acquire common shares in the capital of TerrAscend. In addition, the Amended and Restated Limited Liability Company Agreement will not be entered into and the Company is contractually required pursuant to an agreement with CBI, to convert the Non-Voting Shares into Canopy USA Class B Shares and cause Canopy USA to repurchase all of the Canopy USA Common Shares held by third parties in the event that CBI has not converted its Shares into Exchangeable Shares by 60 days after the Meeting.

In addition, Nasdaq Regulation has indicated its position that companies that consolidate “the assets and revenues generated from activities in violation under federal law cannot continue to list on Nasdaq.” Following the Structural Amendments, the Company will not consolidate the financial statements of Canopy USA. The Company has kept Nasdaq apprised of structural developments with respect to Canopy USA and based on communications with Nasdaq Regulation, the Company is not aware of any reason that would cause the Company to not be in compliance with Nasdaq listing rules following the expected deconsolidation of Canopy USA in connection with the implementation of the Share Capital Amendments (as defined in the accompanying proxy statement) and the Structural Amendments.

However, there can be no assurance that we will remain listed on Nasdaq or any other exchange on which our Shares are currently listed, which could have a material adverse effect on our business, financial condition and results of operations. In the event of a delisting from a stock exchange, there is no assurance that we will be able to satisfy the conditions required to list on an alternative stock exchange. Please see the disclosure under the heading “Risk Factors Relating to the Amendment Proposal” in the accompanying proxy statement.

Relationship with Constellation Brands, Inc.

CBI, the Company’s largest shareholder, has indicated its current intention to convert its Shares into Exchangeable Shares, conditional upon the approval of the Amendment Proposal. In addition, we agreed with CBI that, following the conversion by CBI of its Shares into Exchangeable Shares, other than the consent agreement in connection with the formation of Canopy USA and the termination rights contained therein and the promissory note issued to a subsidiary of CBI in the aggregate principal amount of C$100 million payable on December 31, 2024, all agreements between the Company and CBI will terminate including the investor rights agreement. We also anticipate that the CBI nominees that are currently sitting on the Board, being Judy Schmeling, Garth Hankinson and James Sabia, will resign as directors of the Company following the termination of the investor rights agreement.

Formal Meeting Business / Voting Instructions

The attached Notice of Special Meeting and Proxy Statement describes the formal business to be conducted at the Meeting. Registered shareholders and duly appointed proxy holders will have an equal opportunity to participate in the Meeting online regardless of their geographic location.

After consultation with financial and legal advisors, the Board unanimously recommends that shareholders vote their Shares FOR the resolution approving the Amendment Proposal. The accompanying proxy statement contains important information regarding, among other things, the reasons for the Board’s recommendation. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors. If you have any questions or need assistance in voting your Shares, you should contact Canopy’s strategic shareholder advisor and proxy solicitation agent, Laurel Hill Advisory Group, at 1-877-452-7184 (+1 416-304-0211 for collect calls outside North America) or by email at assistance@laurelhill.com.

As a shareholder, you play an essential role in powering the future of our Company and of this transformative industry and accordingly, your vote is important. Whether you plan to attend the Meeting or not, please vote either electronically using the internet or telephone voting procedures described on the Notice of Internet Availability, proxy form or voting instruction form, or complete, sign, date, and return the enclosed proxy form or voting instruction form in the envelope provided at your earliest convenience.

Thank you for your continued commitment to Canopy. We are excited about this strategic opportunity to solidify our position in the world’s largest and fastest growing cannabis market.

Sincerely,

David Klein Chief Executive Officer

CANOPY GROWTH CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, APRIL 12, 2024

NOTICE HEREBY IS GIVEN that a Special Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of Canopy Growth Corporation (“Canopy” or the “Company”) will be held on Friday, April 12, 2024, at 1:00 p.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/WEED2024SM. The Meeting will be held for the following purpose:

1.

to consider, and if deemed advisable, pass a special resolution, as set forth in Appendix A to the accompanying proxy statement, to authorize and approve an amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares (the “Exchangeable Shares”) and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share;

2.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors for the Company (the “Board”) is not aware of any other business to be presented to a vote of the Shareholders at the Meeting. After consultation with financial and legal advisors, the Board unanimously recommends that Shareholders vote their Shares FOR the resolution to be put forward at the Meeting. The accompanying proxy statement contains important information regarding, among other things, the reasons for the Board’s recommendation. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors.

This Meeting will be held in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, will have an equal opportunity to participate in the Meeting online regardless of their geographic location. At the Meeting, Shareholders will have the opportunity to ask questions and vote on all matters put before the Meeting. We believe hosting the Meeting virtually will enable increased Shareholder attendance and will encourage more active Shareholder engagement and participation at the Meeting. We encourage Shareholders to participate in the Meeting. You will find important information and detailed instructions about how to participate in our virtual Meeting in the attached proxy statement.

The Board has fixed the close of business on February 12, 2024 as the record date for determining the Shareholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

The Board has fixed 1:00 p.m. Toronto time on April 10, 2024 (or 48 hours, excluding non-business days, before any adjourned or postponed Meeting) as the time by which proxies have to be deposited with the Company or its agent to be acted upon at the Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting, at the Chair’s discretion, with or without notice.

Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to listen to the Meeting and ask questions but will not be able to vote. Guests may also attend but will not be able to ask questions or vote at the Meeting. A registered Shareholder who wishes to appoint a person other than the management nominees identified on the proxy form must carefully follow the instructions in the attached proxy statement and on their proxy form.

Most Shareholders have a choice of voting over the internet, by telephone or by using a traditional form of proxy. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Your vote by proxy will ensure your representation at the Meeting, regardless of whether you attend the Meeting or not.

Whether or not you expect to attend the virtual Meeting, please submit your proxy or voting instruction form with your voting instructions.

By order of the Board of Directors,

David Klein Chief Executive Officer

Toronto, Ontario

February 12, 2024

These materials are important and require your immediate attention.

If you have questions or require assistance with voting your Shares,

you may contact the Company’s proxy solicitation agent:

Laurel Hill Advisory Group

North American Toll-Free Number: 1-877-452-7184

Outside North America: 1-416-304-0211

Email: assistance@laurelhill.com

x

CANOPY GROWTH CORPORATION

1 Hershey Drive

Smiths Falls, Ontario, K7A 0A8

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, APRIL 12, 2024

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the management of Canopy Growth Corporation (“Canopy,” “we,” “our” or the “Company”), a corporation incorporated under the Canada Business Corporations Act (the “CBCA”), of proxies to be voted at the Special Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of the Company and at any adjournment or postponement thereof.

Unless otherwise specified, the information contained in this Proxy Statement is given as of      , 2024, the date of this Proxy Statement. All dollar amounts are in United States of America (“US”) dollars (“$”), unless stated otherwise. “C$” means Canadian dollars.

In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information contained on any website address referenced in this Proxy Statement is not intended and does not form a part of this Proxy Statement.

We will send a notice of internet availability of the proxy materials (the “Notice of Internet Availability”) to Shareholders on or about February 16, 2024.

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement in its entirety. Each item in this summary term sheet includes a reference directing you to a more complete description of that topic.

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Amendment Proposal. At the Meeting, shareholders will be asked to consider, and if deemed appropriate, pass a special resolution authorizing an amendment (the “Amendment Proposal”) to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non- participating exchangeable shares in the capital of Canopy (the “Exchangeable Shares”); and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The Exchangeable Shares will not be entitled to voting rights, dividends or other rights upon dissolution of Canopy. See “Amendment Proposal.”

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Creation of Canopy USA and its Planned Acquisition U.S. Cannabis Businesses. On October 25, 2022, the Company announced the implementation of its internal reorganization pursuant to which the Company transferred its Structured U.S. Investments (as defined below) to a new Delaware-formed holding company, Canopy USA, LLC (“Canopy USA”). The Structured U.S. Investments facilitate the acquisition by Canopy USA of certain U.S. cannabis businesses that violate U.S. federal laws.

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Purpose of the Creation of the Exchangeable Shares. Based on the advice of our legal advisors, we hold our interest in Canopy USA through non-voting and non-participating shares (the “Non-Voting Shares”) in the capital of Canopy USA, currently representing more than 99% of the issued and outstanding shares in Canopy USA on an as-converted basis. This transaction structure was intended to (i) permit us to remain able to represent that we comply with U.S. federal criminal law, particularly direct or indirect violations of the Controlled Substances Act (collectively, “Applicable Federal Law”); and (ii) ensure that (a) we do not, directly or indirectly, violate Applicable Federal Law; (b) we will not directly violate U.S. federal law as we do not cultivate, distribute, sell, or possess cannabis in the United States; (c) we do not violate indirect federal law (such as aiding and abetting, conspiracy, or Racketeer Influenced and Corrupt Organizations (RICO) Act) because we do not control or profit from companies that cultivate, distribute, sell, or possess cannabis in the United States; and (d) we do not violate anti-money laundering laws because no funds will flow from entities that cultivate, distribute, sell, or possess cannabis in the United States to us. Nevertheless, as a result of the novelty associated with this structure whereby, on a pro forma basis, a wholly owned subsidiary of the Company currently owns more than 99% of the shares of Canopy USA and can convert its Non-Voting Shares into voting Class B shares (the “Canopy USA Class B Shares”) of Canopy USA; provided that following the execution of the Amended and Restated Limited Liability Company Agreement (as defined below), such conversion shall only be permitted following the date that the NASDAQ Stock Market or The New York Stock Exchange permit the listing of companies that consolidate the financial statements of companies that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) in the United States (the “Triggering Event Date”), In that regard, we determined that it would be prudent to provide Shareholders, particularly institutional Shareholders, such as Constellation Brands, Inc. (“CBI”), the Company’s largest Shareholder, with the ability to self-assess compliance with Applicable Federal Law and, accordingly, the option to convert their Shares into Exchangeable Shares in order to provide Shareholders with a similar economic and voting barrier as Canopy has vis-à-vis Canopy USA in the event that certain shareholders believe that Canopy violates Applicable Federal Law and would prefer to hold non-voting and non-participating Exchangeable Shares. In particular, certain institutions have prescribed investment criteria that they are required to abide by or contractual covenants to third parties contained in credit agreements or other material contracts with which they have to comply. Given the nuance and complexity associated with international laws and regulations related to cannabis, certain institutional investors are either prohibited or significantly restricted from investing in or owning shares of certain, or in some instances, all, cannabis companies. The novelty of our ownership of the Non-Voting Shares of Canopy USA further complicates the decision-making and diligence process for these institutions and, accordingly, our desire to create the Exchangeable Shares is to allow such Shareholders to retain a non-voting and non-participating interest in the Company that further insulates such Shareholders that may be uncertain of our compliance with Applicable Federal Law or at risk of violating certain investment criteria and/or contractual covenants from being forced to divest their Shares. CBI is one such Shareholder. In fact, in order to obtain the consent of the CBG Group (as defined below) for the creation of Canopy USA, the Company is required to hold a Shareholder meeting for Shareholders to consider and, if deemed advisable, pass, a special resolution approving the creation of the Exchangeable Shares pursuant to the terms of the consent agreement we entered with the CBG Group on October 24, 2022. See “Amendment Proposal— Purpose of the Creation of the Exchangeable Shares.”

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Potential Benefits of the Transaction and Recommendation of the Board. In reaching its conclusions and formulating its recommendations, the board of directors of Canopy (the “Board”) consulted with management and the Company’s legal and financial advisors. The Board considered a number of factors, including those listed below.

•	Fast Tracks Entry into the United States, the World’s Largest and Fastest Growing Cannabis Market;

•	Establishes Industry-Leading, Premium-Focused Brand Powerhouse;

•	Financial Benefit via Revenue and Cost Synergies within Canopy USA;

•	Exchangeable Shares Provide Optionality to Shareholders; and

•	Highlights the Value of Canopy’s U.S. THC Investments.

For more information, see “Amendment Proposal—Potential Benefits of the Transaction and Recommendation of the Board.”

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Amended and Restated Protection Agreement and Canopy USA Amended and Restated Limited Liability Agreement. As a result of the limited rights associated with the Non-Voting Shares, Canopy and Canopy USA entered into a protection agreement on October 24, 2022, as amended and restated on May 19, 2023 and January 25, 2024 (the “Amended and Restated Protection Agreement”) to provide for certain negative covenants in order to preserve the value of the Non-Voting Shares until such time as the Non-Voting Shares are converted into Canopy USA Class B Shares, but does not provide Canopy with the ability to direct the business, operations or activities of Canopy USA. In addition, it is expected that Canopy USA and its members will enter into a second amended and restated limited liability company agreement of Canopy USA immediately prior to the completion of the investment by the Trust (as defined below) in Canopy USA (the “Amended and Restated Limited Liability Company Agreement”), which sets out certain governance requirements with respect to Canopy USA. See “Amendment Proposal— Structure of Canopy USA—Governance and Restrictions.”

GENERAL INFORMATION

Forward-Looking Information

This Proxy Statement contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this Proxy Statement. Examples of such statements and uncertainties include statements with respect to: the Company’s ability to execute on its strategy to accelerate the entry into the U.S. cannabis market; expectations to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy; the timing and execution of the Amended and Restated Limited Liability Company Agreement; the Company’s ability to highlight the value of Canopy USA’s U.S. THC investments following their acquisition; the satisfaction or waiver of the closing conditions set out in the Trust SPA (as defined below); the acquisition of the T1 Canopy USA Common Shares (as defined below), T2 Canopy USA Common Shares (as defined below) and Warrants (as defined below) by the Trust (as defined below) in accordance with the Trust SPA; the anticipated timing and occurrence of the exercise of the options held by the Trust to acquire the Voting Shares (as defined below) and the Warrants, as applicable, and closing of such transactions; statements with respect to the timing and outcome of the Floating Share Arrangement (as defined below); the anticipated benefits of the Floating Share Arrangement; the anticipated timing of the acquisition of the Fixed Shares (as defined below) and the Floating Shares (as defined below) by Canopy USA; the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement (as defined below) and the Original Acreage Arrangement Agreement (as defined below), including receipt of all regulatory approvals; the anticipated timing and occurrence of the exercise of the option to acquire the Fixed Shares and closing of such transaction; the issuance of additional Shares to satisfy any deferred and/or option exercise payments to the shareholders of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”) and Lemurian, Inc. (“Jetty”) and the Non-Voting Shares issuable from Canopy USA in consideration thereof; expectations regarding the potential success of, and the costs and benefits associated with the formation of Canopy USA; the potential conversion of Shares held by the CBG Group to Exchangeable Shares, including the termination of the Investor Rights Agreement (as defined below); and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking statements and information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements and information, including inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement; risks related to the value of the Shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; and such other risks discussed in the section entitled “Amendment Proposal—Risk Factors Relating to the Amendment Proposal” of this proxy statement and the “Risk Factors” sections contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and with the United States Securities and Exchange Commission (the “SEC”) through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2023 and the Company’s subsequently filed quarterly reports on Form 10-Q.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that it believes are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this Proxy Statement are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this Proxy Statement are made as of the date of this proxy statement and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Third-Party Information

This Proxy Statement includes financial, market and industry data which was obtained from various publicly available sources and other sources believed by the Company to be true. Although Canopy believes this information to be reliable, Canopy has not independently verified any of the data from third-party sources referred to in this Proxy Statement or analyzed or verified the underlying reports relied upon or referred to by such sources, or ascertained the underlying assumptions relied upon by such sources.

ABOUT THE MEETING

Time, Date and Place

The Meeting will be held on April 12, 2024, at 1:00 p.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/WEED2024SM. The Meeting will be held in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, will have an equal opportunity to participate in the Meeting online regardless of their geographic location. At the Meeting, Shareholders will have the opportunity to ask questions and vote on all matters put before the Meeting.

Assistance with Voting Your Shares

Shareholders who need assistance with voting their Shares should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Laurel Hill Advisory Group, at 1-877-452-7184 (+ 1-416-304-0211 for collect calls outside North America) or by email at assistance@laurelhill.com.

Record Date

The record date for determining the Shareholders entitled to receive notice of and to vote at the Meeting is February 12, 2024 (the “Record Date”). Only Shareholders of record as of the close of business (Toronto time) on the Record Date are entitled to receive notice of and to vote at the Meeting. The failure of any Shareholder who was a Shareholder on the Record Date to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement is available free of charge at: www.canopygrowth.com/investors/investor-events/special-meeting-2024.

As permitted by the rules of the SEC and the Canadian securities regulators, the Company is providing meeting-related materials to Shareholders over the internet (rather than in paper form) in accordance with the rules of the SEC and the “notice-and-access” provisions provided for under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). This means that, rather than receiving paper copies of the proxy materials in connection with the Meeting in the mail, Shareholders will have access to them online.

The Notice of Internet Availability will explain how to access the Notice of Meeting and this Proxy Statement (collectively, the “proxy materials”) on the internet. Electronic copies of the Notice of Internet Availability and the proxy materials will be available at www.canopygrowth.com/investors/investor-events/special-meeting-2024. All of the above-noted materials are available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the Company’s filings on EDGAR. Shareholders are reminded to review these online materials when voting. Electronic copies of the proxy materials in connection with the Meeting will be available on the Company’s website for a period of one year.

Shareholders may request to receive paper copies of the proxy materials in connection with the Meeting at www.proxyvote.com, or by calling 1-877-907-7643 and entering the provided 16-digit control number, or obtain further information about notice-and-access by calling the toll-free number 1-844-916-0609 (English) or 1-844-973-0593 (French), or, by email at noticeandaccess@broadridge.com. In order for Shareholders to receive the paper copies of the proxy materials in advance of any deadline for the submission of voting instructions and the date of the Meeting, it is recommended to request materials using one of the methods above as soon as possible but not later than March 25, 2024.

The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting website. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a non-registered Shareholder, you will not receive a Notice of Internet Availability directly from us, but your Intermediary (as defined below) will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your Shares, as well as other options that may be available to you for receiving our proxy materials.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting, to be held on April 12, 2024, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. Canopy will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not receive additional compensation but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so. In addition, we have retained Laurel Hill Advisory Group LLC (“Laurel Hill”) to aid in the solicitation of proxies for this year. We will pay Laurel Hill C$35,000.00 in fees plus reimbursement for its reasonable out-of-pocket expenses. We and Laurel Hill may solicit proxies or voting instructions by telephone, facsimile, mail, electronic mail or other means of communication.

If you have any questions or require assistance in voting your Shares, please contact Laurel Hill at 1-877-452-7184 toll free in North America, or 416-304-0211 (outside North America) or by e-mail at: assistance@laurelhill.com.

Persons Who May Vote at the Meeting

If you are a registered Shareholder as of the Record Date, you are entitled to attend the Meeting and cast a vote for Shares registered in your name to approve the matters described in the Notice of Meeting. If you are a registered Shareholder but do not wish to, or cannot, attend the Meeting you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions. If your Shares are registered in the name of a broker, bank, trust company, investment dealer or other financial institution (each, an “Intermediary”) you should refer to the section entitled “Non-Registered Shareholders” below.

Voting by Registered Shareholders

As a registered Shareholder you can vote your Shares in the following ways:

Internet:	Go to www.proxyvote.com. Enter the 16-digit control number printed on the Notice of Internet Availability or proxy form and follow the instructions on screen.

Phone:	Call 1-800-474-7493 (English) or 1-800-474-7501 (French) and follow the instructions. You will need to enter your 16-digit control number. Follow the interactive voice recording instructions to submit your vote.

Mail:	Enter voting instructions, sign the proxy form and return the proxy form in the prepaid envelope provided.

At the Meeting:	Registered Shareholders and duly appointed proxy holders can vote at the appropriate times by completing a ballot online during the Meeting. We anticipate that once voting has opened during the Meeting the resolutions and voting choices will be displayed and you will be able to vote by selecting your voting direction from the options shown on the screen. You must click submit for your vote to be counted.

If you have any questions regarding these voting instructions or the Meeting, please contact Broadridge Investor Communications Corporation via email at proxy.request@broadridge.com.

Appointing a Proxyholder

The persons named in the enclosed proxy form are directors or officers of Canopy designated by management of Canopy. A registered Shareholder has the right to appoint as proxyholder a person or company (who need not be a Shareholder) other than the persons already named by management of the Company in the enclosed proxy form to attend and act on such registered Shareholder’s behalf at the Meeting. Such right may be exercised by inserting the name of the chosen proxyholder and providing a unique appointee identification number for their appointee to access the Meeting, either online at www.proxyvote.com using the 16-digit control number provided, or, using the proxy form and returning the completed form in the pre-addressed return envelope provided for that purpose, to Broadridge, in each case, no later than 1:00 p.m. Toronto time on April 10, 2024 (or 48 hours, excluding non-business days, before any adjourned or postponed Meeting) (the “Proxy Deposit Date”). The Proxy Deposit Date may be waived or extended by the Chair of the Meeting, at the Chair’s discretion, with or without notice. You must provide your appointee with the exact name and eight-character appointee identification number to access the Meeting. Appointees can only be validated at the virtual Meeting using the exact name and eight-character appointee identification number you enter.

If you do not create an eight-character appointee identification number, your appointee will not be able to access the Meeting.

Instructing your Proxy and Exercise of Discretion by your Proxy

You may indicate on your form of proxy how you wish your proxyholder to vote your Shares. To do this, simply mark the appropriate boxes on the form of proxy. If you do this, your proxyholder must vote your Shares in accordance with the instructions you have given.

If you sign your proxy form but do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your Shares as he or she thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote in accordance with the recommendation of the Board.

The Board recommends that Shareholders vote “FOR” the approval of a special resolution, as set forth in Appendix A to this Proxy Statement, to authorize and approve an amendment of the Company’s Articles of Incorporation, as amended (the “Articles”) to (i) create and authorize the issuance of an unlimited number Exchangeable Shares; and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share.

Further details about the Amendment Proposal are set forth below under the heading “Amendment Proposal”. If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, management is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.

If you want to revoke your proxy after you have delivered it, you can do so at any time before the applicable proxy revocation cut-off specified below. You may do this by (a) attending the Meeting and voting if you were a registered Shareholder at the Record Date; (b) signing and delivering a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the registered office of the Company at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Chief Legal Officer; or (d) in any other manner permitted by law.

Your proxy will only be revoked if a revocation is received by 4:00 p.m. (Toronto time) on the last business day before the day of the Meeting, or any adjournment or postponement thereof, or delivered to the Chair of the Meeting at invest@canopygrowth.com before the Meeting commences. If you revoke your proxy and do not replace it with another that is deposited with the Company before the deadline, you can still vote your Shares, but to do so you must attend the Meeting.

Non-Registered Shareholders

The information set forth in this section is of significant importance to Shareholders who do not hold Shares in their own name (“non-registered Shareholders”). If your Shares are not registered in your own name, they will be held in the name of an Intermediary, usually a bank, trust company, securities dealer or other financial institution and, as such, your Intermediary will be the entity legally entitled to vote your Shares and must seek your instructions as to how to vote your Shares.

Intermediaries are required to seek voting instructions from non-registered Shareholders in advance of Shareholder meetings. Every Intermediary has its own mailing procedures and provides its own return voting instructions, which should be carefully followed by non-registered Shareholders to ensure that their Shares are voted at the Meeting. Often, the voting instruction form (“VIF”) supplied to a non-registered Shareholder by its Intermediary is identical to the form of proxy provided by the Company to the Intermediaries. However, its purpose is limited to instructing the Intermediary on how to vote on behalf of the non-registered Shareholder. The majority of Intermediaries now delegate responsibility for obtaining instructions on how to vote from clients to Broadridge Investor Communications Corporation (“Broadridge”). Broadridge typically mails the VIF to the non-registered Shareholders and asks the non-registered Shareholders to return the VIF to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. A non-registered Shareholder receiving a VIF from Broadridge cannot use that VIF to vote Shares directly at the Meeting. The VIF must be returned to Broadridge or the Intermediary well in advance of the Meeting to have the Shares voted.

Canopy may utilize the Broadridge QuickVote™ service to assist non-registered Shareholders with voting their Shares over the telephone. Alternatively, Laurel Hill Advisory Group, our strategic shareholder advisor and proxy solicitation agent, may contact non-registered Shareholders who do not object to their name being known to the Company to assist them with conveniently voting their Shares directly over the phone. If you have any questions about the Meeting, please contact Laurel Hill Advisory Group by telephone at 1-877-452-7184 (+1 416-304-0211 for calls outside North America) or by email at assistance@laurelhill.com.

If you are a beneficial owner of shares registered in the name of an Intermediary, you may generally change your vote by (1) submitting new voting instructions to your Intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the Meeting and voting in person. However, please consult your broker or other Intermediary for any specific rules it may have regarding your ability to change your voting instructions.

In accordance with the requirements of NI 54-101 and SEC Rule 14a-16, the Company is using notice-and-access to send proxy-related materials for use in connection with the Meeting to non-registered Shareholders using the “indirect” sending procedures set out in NI 54-101 and SEC Rule 14a-16. Accordingly,

the Company has distributed copies of the Notice of Internet Availability or, if a non-registered Shareholder has so requested, proxy materials, in connection with the Meeting to Broadridge to deliver, on behalf of the Intermediaries, to each non-registered Shareholder.

If you are a non-registered Shareholder and wish to appoint someone as your proxyholder, including yourself, to participate in the Meeting, please follow the instructions below under “Participation at the Meeting”.

Voting by Non-Registered Shareholders

As a non-registered Shareholder, you can vote your Shares in the following ways:

Internet:	Go to www.proxyvote.com. Enter the 16-digit control number printed on the Notice of Internet Availability or VIF and follow the instructions on screen.

Phone:	Call 1-800-474-7493 (English) or 1-800-474-7501 (French) and follow the instructions. You will need to enter your 16-digit control number. Follow the interactive voice recording instructions to submit your vote.

Mail:	Enter your voting instructions, sign and date the VIF, and return the completed VIF in the enclosed postage paid envelope.

If you have any questions regarding this notice or the Meeting, please contact Broadridge Investor Communications Corporation via email at proxy.request@broadridge.com.

Broker Non-Votes

A “broker non-vote” occurs when a broker who holds its customer’s Shares in the name of a brokerage submits proxies for such Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any voting instructions from their customers.

Without specific instructions, Canadian brokers are prohibited from voting their customers’ Shares. Without specific instructions, U.S. brokers, as the holders of record, are permitted to vote their customers’ Shares on “routine” matters only, but not on other matters. There are no routine matters to be voted on at the Meeting. As such, it is important, whether you have a Canadian or US broker, to provide your voting instructions to ensure that your vote will be counted.

Participation at the Meeting

The Company is holding the Meeting in a virtual only format, which will be conducted via live audio webcast online at www.virtualshareholdermeeting.com/WEED2024SM. Shareholders will not be able to attend the Meeting in person. Participating in the Meeting online enables registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, to ask questions and vote, all in real time. Registered Shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting. Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting but will not be able to vote. Guests are able to listen to the Meeting but are not able to ask questions or vote at the Meeting.

To log in to the Meeting online visit www.virtualshareholdermeeting.com/WEED2024SM on your smart phone, tablet or computer and check-in using the control number included either on your Notice of Internet Availability, proxy form or VIF, as applicable. You should ensure you have a strong, preferably high-speed, internet connection wherever you intend to participate in the Meeting. The Meeting will begin promptly at 1:00 p.m. Toronto time on April 12, 2024; however, we recommend that you access the Meeting site at least 30 minutes before the Meeting starts and test your compatibility using the “Click Here” prompt and if necessary upgrade the media player on your device. You will be able to log in 15 minutes before the Meeting starts. To log in, click on one of the following choices:

•	“Shareholders” — enter the 16-digit control number located on your Notice of Internet Availability, form of proxy or VIF. Only registered Shareholders will be entitled to vote at the Meeting; or

•	“Proxyholders / Appointees” — follow the instructions including entering the appointee name and appointee identification number exactly as it was provided by the Shareholder and click on “Submit”; or

•	“Guests” — complete the online form. Guests may attend the Meeting but will not be able to ask questions.

When successfully authenticated, the information screen will be displayed. You can view information about the Company, listen to the webcast and, where applicable, ask questions and vote.

Even if you plan to attend the Meeting, we recommend that you vote in advance, so that your vote will be counted if you later decide not to attend the Meeting. If you wish to attend and vote at the Meeting, please log-on to the virtual Meeting in advance to ensure that your vote will be counted.

How to Vote Your Shares at the Meeting if You are a Non-Registered Shareholder not Resident in the United States

If you are a non-registered Shareholder and you wish to vote your Shares during the Meeting by online ballot through the live webcast platform, you should follow these instructions to appoint yourself as proxyholder:

1.

Insert your name and an eight-character appointee identification number either online at www.proxyvote.com using the 16-digit control number provided or in the space provided on the VIF and returning the completed form in the pre-addressed return envelope provided for that purpose to Broadridge, in each case, no later than the Proxy Deposit Date. You must use the exact name and eight-character appointee identification number to access the Meeting. As an appointee you can only be validated at the Meeting using the exact name and eight-character appointee identification number you enter.

2.	If you do not create an eight-character appointee identification number, you will not be able to access the Meeting as a proxyholder.

3.

By following the procedures in instruction 1 above, you are instructing your Intermediary to appoint you as proxyholder. If you do not wish to be appointed a proxyholder and vote at the Meeting, please do not complete this portion of the form.

How to Vote at the Meeting If You Are a Non-Registered Shareholder Resident in the United States

If you are a non-registered Shareholder resident in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary or contact your Intermediary to request a proxy form if you have not received one.

Submitting Questions during the Meeting

We expect to hold, to the extent feasible and practical, a live question and answer session in connection with the Meeting. Registered Shareholders, duly appointed proxyholders and non-registered Shareholders will be able to submit questions for the question and answer session. Questions can be submitted only during the Meeting in writing through the live webcast at www.virtualshareholdermeeting.com/WEED2024SM after logging-in and typing your question into the “Ask a Question” field, and clicking “Submit”.

We intend to answer properly submitted questions that are pertinent to the business to be conducted at the Meeting and, as time permits. Questions sent will be moderated before being sent to the Chair of the Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Meeting matters or that are otherwise inappropriate.

Technical Assistance

If you encounter any technical difficulties accessing the virtual Meeting during the check-in or the Meeting, please call the phone number provided on the website.

Vote Counting

A representative of Broadridge will act as scrutineer at the Meeting and will count the votes.

Quorum

A quorum at meetings of Shareholders consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding Shares entitled to vote at the meeting.

Required Vote for Approval of the Amendment Proposal; Manner of Counting Votes

You may select “For”, “Against” or “Abstain” with respect to the Amendment Proposal. The affirmative vote of 66 2/3% of the votes cast, in person or by proxy, will constitute approval of the Amendment Proposal. Broker non-votes, if any, and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

Voting Securities and Principal Shareholders

The authorized share capital of the Company currently consists of an unlimited number of Shares. Each Shareholder is entitled to one vote for each Share held by such holder. As of the Record Date, February 12, 2024, 91,114,604 Shares were issued and outstanding.

There are no special rights or restrictions attached to the Shares. The Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends out of monies of the Company properly applicable to the payment of dividends if and when declared by the Board and to participate rateably in the remaining assets of the Company in any distribution on a dissolution or winding-up.

Any Shareholder of record at the close of business on the Record Date who either attends the Meeting or who has completed and delivered a proxy in the manner specified, subject to the provisions described above, will be entitled to vote or to have such Shareholder’s Shares voted at the Meeting.

As of the Record Date, to the knowledge of the directors and executive officers of the Company, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to the Shares, other than CBI and its affiliates (together, the “CBI Group”) through CBI’s wholly-owned subsidiaries CBG Holdings LLC (“CBG”) and Greenstar Canada Investment Limited Partnership (“Greenstar” and together with CBG, the “CBG Group”) as set forth in the table below:

Name of Shareholder	Number of Shares Held	Percentage of Shares Outstanding(1)
CBG Group(2)	17,149,925	18.8%

Notes:

(1)	Based on 91,114,604 Shares issued and outstanding as of the Record Date.
(2)	Includes 6,699,925 Shares held by Greenstar and 10,450,000 Shares held by CBG.

Securityholder Agreements

The Company entered into the second amended and restated investor rights agreement (the “Investor Rights Agreement”) dated April 18, 2019 with the CBG Group. A copy of the Investor Rights Agreement has been filed on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca. On October 24, 2022, we entered into a consent agreement with CBG and Greenstar (the “Consent Agreement”), pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note (as defined below) held by Greenstar, all agreements between the Company and CBI will terminate including the Investor Rights Agreement. Further details are set forth under the heading “Amendment Proposal – Background”.

INTEREST OF CERTAIN PERSON IN MATTERS TO BE ACTED UPON

Other than as disclosed herein, no person or company who is, or at any time since the beginning of the Company’s financial year ended March 31, 2023 was, a director or executive officer of the Company or an associate or affiliate of any such director or executive officer, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting.

AMENDMENT PROPOSAL

At the Meeting, Shareholders will be asked to consider, and if deemed advisable, pass a special resolution authorizing the Amendment Proposal in order to: (i) create a new class of Exchangeable Shares; and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The Exchangeable Shares will not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy.

Background

The Amendment Proposal stems from extensive planning that the Company has undertaken based on consultation, analysis and developments with respect to the U.S. cannabis industry. The following is a summary of certain events leading up to the formation and public announcement of Canopy USA. Our Board and management team regularly reviews the Company’s overall corporate strategy and long-term strategic plan with the goal of maximizing Shareholder value. As the U.S. cannabis industry continues to develop, Canopy regularly considers opportunities to gain exposure to the U.S. cannabis market. However, in this regard, please see the disclosure under the heading “Risk Factors Relating to the Amendment Proposal”.

On October 16, 2017, the Toronto Stock Exchange (the “TSX”) provided clarity regarding the application of Sections 306 (Minimum Listing Requirements) and 325 (Management) and Part VII (Halting of Trading, Suspension and Delisting of Securities) of the TSX Company Manual (collectively, the “TSX Requirements”) to issuers with business activities in the cannabis sector. In TSX Staff Notice 2017-0009 (the “TSX Staff Notice”), the TSX stated that issuers with ongoing business activities that violate U.S. federal law regarding cannabis are not in compliance with the TSX Requirements. The TSX noted that these non-compliant business activities may include (i) direct or indirect ownership of, or investment in, entities engaging in activities related to the cultivation, distribution or possession of cannabis in the United States, (ii) commercial interests or arrangements with such entities, (iii) providing services or products specifically targeted to such entities, or (iv) commercial interests or arrangements with entities engaging in providing services or products to U.S. cannabis companies. The TSX reminded issuers that, among other things, should the TSX find that a listed issuer is engaging in activities contrary to the TSX Requirements, the TSX has the discretion to initiate a delisting review. As a TSX-listed issuer, Canopy was and remains subject to the TSX Requirements and accordingly is prohibited from owning or investing, either directly or indirectly, in entities engaging in activities related to the cultivation, distribution or possession of cannabis in the United States that could be deemed to violate applicable federal laws relating to cannabis.

In the summer of 2018, Canopy engaged legal counsel to consider potential structuring alternatives which could allow Canopy to engage in legal and stock exchange compliant transactions with U.S. cannabis businesses in order to create Shareholder value and provide conditional exposure to the largest cannabis market in the world contingent upon federal legalization. At the same time, Canopy was advised that TerrAscend Corp. (“TerrAscend”) was interested in pursuing U.S. business opportunities in the cannabis sector, which would be contrary to certain covenants made to Canopy. After significant discussion, deliberation and proposed structure alternatives, Canopy and TerrAscend entered into an arrangement agreement in order for Canopy to reorganize its interest in TerrAscend to hold non-voting and non-participating shares (the “TerrAscend Exchangeable Shares”), which would be convertible into common shares of TerrAscend for no cash consideration upon legalization of cannabis under applicable federal laws in the United States.

On April 18, 2019, Canopy and Acreage Holdings, Inc. (“Acreage”) entered into an arrangement agreement (the “Original Acreage Arrangement Agreement”) pursuant to which Canopy was granted the right (the “Acreage Option”) to acquire all of the issued and outstanding shares of Acreage on the date that federal laws in the United States were amended to permit the general cultivation, distribution and possession of marijuana (as defined in 21 U.S.C 802) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), unless such Triggering Event restriction is waived by Canopy. On June 27, 2019, following approval by the shareholders of Acreage of the granting of the Acreage Option, the Company made a $300 million payment to the shareholders of Acreage.

On March 10, 2020, the Company and a subsidiary of TerrAscend entered into a loan in the amount of C$80.5 million pursuant to which a subsidiary of TerrAscend issued a secured debenture to the Company (the “TerrAscend Canada Loan”) and, in order to provide Canopy with additional conditional exposure to TerrAscend, TerrAscend issued Canopy 17,808,975 common share purchase warrants (“TerrAscend Warrants”). 15,656,242 of the TerrAscend Warrants issued on March 10, 2020 are exercisable at a price of C$5.14 per share and the remaining 2,152,733 TerrAscend Warrants issued on March 10, 2020 are exercisable at a price of C$3.74 per share. The amount owed pursuant to the TerrAscend Canada Loan was permitted to be set off against the exercise prices of the TerrAscend Warrants issued on March 10, 2020.

On June 24, 2020, based on changing market conditions, the Company and Acreage entered into a proposal agreement to amend the terms of the existing plan of arrangement made pursuant to the Original Acreage Arrangement Agreement (the “Amended Acreage Arrangement”) and enter into the second amendment to the Original Acreage Arrangement Agreement, which reduced the exchange ratio upon closing of the acquisition of the Fixed Shares to 0.03048 of a Share (after giving effect to the Company’s share consolidation effective December 15, 2023) per Fixed Share. Shareholders of Acreage voted in favor of the amended plan of arrangement, which was implemented on September 23, 2020, at which time, the Company made a payment of $37.5 million to the shareholders of Acreage. At the same time, a subsidiary of the Company and a subsidiary of Acreage entered into a loan in the amount of up to $100 million pursuant to a secured debenture (the “Acreage Hemp Loan”).

On December 10, 2020, in order to further enhance the Company’s conditional interests in TerrAscend, a wholly owned subsidiary of the Company and another subsidiary of TerrAscend entered into a loan in the amount of $20 million pursuant to which such subsidiary of TerrAscend issued a secured debenture to a wholly owned subsidiary of the Company (the “Arise Loan”) and TerrAscend issued 2,105,718 TerrAscend Warrants. 1,926,983 of the TerrAscend Warrants issued on December 10, 2020 are exercisable at a price of C$15.28 per share and the remaining 178,735 TerrAscend Warrants issued on December 10, 2020 are exercisable at a price of C$17.19 per share. The amount owed pursuant to the Arise Loan was permitted to be set off against the exercise prices of the TerrAscend Warrants issued on December 10, 2020.

On December 21, 2020, in order to divest of the Company’s interest in RIV Capital Inc. (formerly Canopy Rivers inc.) (“RIV”) in connection with RIV’s desire to pursue opportunities in the U.S. cannabis sector, the Company and RIV entered into an arrangement agreement pursuant to which, among other things, the Company acquired additional TerrAscend Exchangeable Shares, 2,559,437 TerrAscend Warrants and a C$13.2 million loan receivable owing by a subsidiary of TerrAscend (the “TerrAscend Canada RIV Loan”). The arrangement with RIV was completed on February 23, 2021. The TerrAscend Warrants acquired on February 23, 2021 included 2,225,714 TerrAscend Warrants issued on February 4, 2020 exercisable at a price of C$5.95 per share and the remaining 333,723 TerrAscend Warrants issued on October 1, 2019 exercisable at a price of C$6.49 per share. The amount owed pursuant to the TerrAscend Canada RIV Loan was permitted to be set off against the exercise price of the TerrAscend Warrants issued on February 4, 2020.

On January 13, 2021, in order to further increase Canopy’s conditional ownership of TerrAscend, the Company and a third-party entered into an option agreement pursuant to which Canopy has the right to acquire 1,072,450 common shares of TerrAscend upon the occurrence of a Triggering Event, unless such restriction is waived by Canopy, for an aggregate exercise price of C$1.00.

On March 1, 2021, as payment for the redemption of the Company’s interest in More Life Growth Company ULC, the Company received a warrant to acquire 15% of the common units of Strix II, LLC (the “Strix Warrant”) upon the occurrence of a Triggering Event, unless such restriction is waived by Canopy, for an aggregate exercise price of $1.50, subject to adjustment in the event of additional security issuances by Strix II, LLC prior to the date of the Triggering Event.

Throughout 2021, as cannabis regulatory advancements continued across various U.S. states, the Company continued to evaluate potential accretive growth opportunities in the United States. The Company considered a wide variety of target companies and on October 14, 2021, the Company entered into a series of option agreements pursuant to which certain subsidiaries of Canopy, being Canopy Elevate I LLC, Canopy Elevate II

LLC and Canopy Elevate III LLC (collectively, the “Canopy Elevate Entities”) have the right to acquire all of the issued and outstanding securities of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”) upon the occurrence of a Triggering Event, unless such restriction is waived by the Canopy Elevate Entities (the “Wana Option”). As consideration for the Wana Option, the Canopy Elevate Entities made an upfront cash payment of $297.5 million. The estimated deferred payments associated with the exercise of the Wana Option as of September 30, 2023 was approximately C$19.5 million, which can be satisfied either in cash or Shares at the election of the Canopy Elevate Entities. The mailing address and telephone number of the principal executive offices of Wana are: 1668 Valtec Lane, Suite A, Boulder, Colorado 80301; (720) 315-6191.

In addition, on December 22, 2021, a wholly owned subsidiary of the Company entered into an option agreement pursuant to which it has the right (the “Cultiv8 Option”) to acquire 19.99% of the membership interests of Cultiv8 Interests, LLC upon the occurrence of a Triggering Event, unless such restriction is waived, for an aggregate exercise price of $1.00. As consideration for the Cultiv8 Option and the associated collaboration agreement between the parties, a wholly owned subsidiary of the Company made an upfront cash payment of $5 million.

To further enhance its conditional exposure to the U.S. cannabis sector, on May 18, 2022, the Company entered into a series of option agreements pursuant to which Canopy Oak, LLC, a subsidiary of Canopy (“Canopy Oak”), has the right to acquire a majority of the issued and outstanding shares of Lemurian, Inc. (“Jetty”) upon the occurrence of a Triggering Event (the “First Options”), with Canopy Oak retaining the right to acquire the remaining issued and outstanding shares of Jetty at any time during the period commencing on the later of (i) the date that is 24 months from May 17, 2022 and (ii) the date that is 18 months following the date on which the First Options are exercised, and ending on the date that is 12 months after such commencement date (the “Second Option” and, together with the First Options, the “Jetty Options”). As consideration for the Jetty Options, Canopy Oak made an upfront cash payment of approximately $22.5 million and Canopy issued 8,426,539 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023). The estimated deferred payments associated with the exercise of the Jetty Options as of September 30, 2023 was approximately nil, which can be satisfied either in cash or Shares at the election of Canopy Oak. The mailing address of the principal executive offices of Jetty is: 1137 57th Avenue, Oakland, California 94621.

Following completion of the various strategic U.S. transactions by the Company, Canopy’s conditional U.S. investments included, among other things, the Acreage Option, the Wana Option, the Jetty Options, the Cultiv8 Option, the Strix Warrant, 38,890,570 TerrAscend Exchangeable Shares, an aggregate of 22,474,130 TerrAscend Warrants, the TerrAscend Canada Loan, the Arise Loan, the TerrAscend Canada RIV Loan and an option to acquire 1,072,450 common shares of TerrAscend (collectively, the “Structured U.S. Investments”). As a result of the various investments, counterparties and definitive agreements representing the Structured U.S. Investments, in early 2022, the Company began to consider structural options to consolidate such investments as the time, complexity and cost associated with monitoring and valuing each underlying asset became increasingly onerous. In addition, as the cost of capital globally, but in particular in the cannabis sector, increased and new financing opportunities became increasingly limited, management of the Company believed that consolidation of the Structured U.S. Investments would also provide Acreage, Wana and Jetty with cost-saving opportunities through the realization of potential synergies that may be developed across the broader Canopy USA platform.

In considering a consolidation of the Structured U.S. Investments, the Company analyzed various alternative options, including, a spin-out of the Structured U.S. Investments to its Shareholders (a “Spin-Out”), either with or without a future call option on the new entity, or the direct acquisition of Acreage, Wana and Jetty by the Company (the “Direct Strategy”). It was determined by the Company that a Spin-Out would not be in the best interest of the Company or its Shareholders as certain Shareholders, including CBI, would not want to or be permitted to hold equity securities in an entity that violates U.S. federal laws. In addition, a Spin-Out would result in a newly formed publicly listed entity and therefore the anticipated cost synergies associated with taking Acreage private by virtue of the Floating Share Arrangement would not have been realized. Further, the Direct Strategy would have violated various contractual covenants that the Company had provided to third-parties, including CBI, the TSX, the Nasdaq and the lenders under its term loan credit agreement dated March 18, 2021, as amended from time to time (the “Credit Agreement”). In particular, the Direct Strategy would have required the Company to repay all amounts owing under the Credit Agreement as well as the remaining balance under the previously outstanding Canopy Notes (as defined below).

After several months of analysis and structuring with legal counsel and financial and tax advisors, the Company finalized a structural path in August 2022 to form and transfer the Structured U.S. Investments, other than the Acreage Option, to Canopy USA. In determining the final structural path, the Company was required to negotiate with numerous contractual third-parties while simultaneously seeking guidance from regulatory authorities to determine not only a permissible transaction structure but also ensuring that the transfer of the Structured U.S. Investments to Canopy USA was completed in a manner that was efficient and effective, minimizing adverse outcomes, particularly in light of various cross-border transactions between Canada and the United States. Ultimately, Canopy USA was formed as a Delaware limited liability company on September 1, 2022 and the internal reorganization was completed on October 24, 2022.

On October 24, 2022, Canopy USA and the Company entered into an agreement with, among others, Nancy Whiteman, the controlling shareholder of Wana, which was amended and restated on May 19, 2023, whereby subsidiaries of Canopy USA agreed to pay additional consideration in order to acquire the Wana Option and the future payments owed in connection with the exercise of the Wana Option will be reduced to $3.00 in exchange for the issuance of Class A shares (the “Canopy USA Common Shares”) of Canopy USA and Shares (the “Wana Amending Agreement”). In accordance with the terms of the Wana Amending Agreement, Canopy USA Common Shares and Shares will be issued to the shareholders of Wana, each with a value equal to 7.5% of the fair market value of Wana as of the later of: (i) the date that the Wana Option is exercised; and (ii) the T1 Investment (as defined below) closing date (the “Wana Valuation Date”) less any net debt of Wana as of the Wana Valuation Date plus any net cash of Wana as of Wana Valuation Date. The value of Wana and the number of Canopy USA Common Shares will be determined based on the fair market value of Wana and the Canopy USA Common Shares, respectively, as determined by an appraiser appointed by the Company and an appraiser appointed by the shareholders of Wana (and, if required, a third appraiser to be appointed by the initial two appraisers). The Canopy USA Common Shares and Shares will only be issued to Ms. Whiteman, or entities controlled by Ms. Whiteman on the later of: (i) the date of exercise of the Wana Option and (ii) the date that CBG and Greenstar have converted their Shares into Exchangeable Shares. The Wana Amending Agreement may be terminated and no Canopy USA Common Shares or Shares will be issued to Ms. Whiteman, or entities controlled by Ms. Whiteman in the event that CBG and Greenstar have not converted their Shares into Exchangeable Shares by 60 days after the Meeting. The Canopy USA Common Shares issuable to Ms. Whiteman, or entities controlled by Ms. Whiteman, will also be subject to a repurchase right exercisable at any time after the 36 month anniversary of the closing of the transaction contemplated by the Wana Amending Agreement (the “Wana Repurchase Right”) to repurchase all Canopy USA Common Shares that have been issued at a price per Canopy USA Common Share equal to fair market value as determined by an appraiser. As part of this agreement, Canopy USA has granted Ms. Whiteman the right to appoint one member to the Canopy USA board of managers and a put right on the same terms and conditions as the Wana Repurchase Right.

CBI, the Company’s largest shareholder, has indicated its current intention to convert all of its Shares into Exchangeable Shares and to no longer hold any equity interest in the Company other than Exchangeable Shares. On October 24, 2022, we entered into the Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and any Canopy Notes held by Greenstar, all agreements between the Company and CBI will terminate including the Investor Rights Agreement (as defined below), the First Consent Agreement (as defined below) and the Second Consent Agreement (as defined below) will be terminated. We also anticipate that the CBI nominees that are currently sitting on the Board, being Judy Schmeling, Garth Hankinson and James Sabia, will resign as directors of the Company following the termination of the Investor Rights Agreement. In such circumstances, the Company will reconstitute the committees of the Board in order to remain in compliance with Nasdaq requirements.

On October 24, 2022, the Company also entered into an arrangement agreement with Canopy USA and Acreage, as amended on March 17, 2023 May 31, 2023, August 31, 2023, October 31, 2023 and December 29, 2023 (the “Floating Share Arrangement Agreement”), pursuant to which, subject to the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) by way of a court-approved plan of arrangement (the “Floating Share Arrangement”) in exchange for 0.045 of a Share (after giving effect to the Company’s share consolidation effective December 15, 2023) for each Floating Share held. The acquisition of the Floating Shares by Canopy USA pursuant to the Floating Share Arrangement is expected to occur immediately prior to the acquisition by Canopy USA of the Class E subordinate voting shares of Acreage (the “Fixed Shares”); provided that in the event that the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, the Floating Share Arrangement Agreement will be terminated. The Company announced on October 25, 2022 that it was intended that the option to acquire the Fixed Shares would be exercised following the Meeting (assuming the Amendment Proposal is approved) and the conversion by CBI of its Shares into Exchangeable Shares. Upon closing of the Floating Share Arrangement and the Amended Acreage Arrangement, all of the shares of Acreage will be held by Canopy USA. Canopy will not hold any Fixed Shares or Floating Shares of Acreage. The Floating Share Arrangement received the requisite approval from the holders of Acreage Floating Shares at the special meeting of Acreage shareholders held on March 15, 2023 and on March 20, 2023 Acreage obtained a final order from the Supreme Court of British Columbia approving the Floating Share Arrangement. The Floating Share Arrangement Agreement has been amended several times to extend the Exercise Outside Date (as defined in the Floating Share Arrangement Agreement), which was initially March 31, 2023. The most recent amendment to the Floating Share Arrangement Agreement extended the Exercise Outside Date to March 31, 2024. The completion of the Floating Share Arrangement is subject to satisfaction or, if permitted, waiver of certain closing conditions, including, among others, approval of the Amendment Proposal on or prior to the Exercise Outside Date. See “—There can be no certainty that all conditions to the Floating Share Arrangement and the amended Acreage Arrangement Agreement will be satisfied or waived, including, in the case of the Floating Share Arrangement, obtaining approval of the Amendment Proposal by the Exercise Outside Date, which may result in the acquisition of Acreage not being completed,” and “—Acreage’s financial statements express doubt about its ability to continue as a going concern,” in each case, under the heading “Risk Factors Relating to the Amendment Proposal.”

The Company, on behalf of Canopy USA, also agreed to issue Shares with a value of approximately $30.5 million to certain unitholders (the “Holders”) of High Street Capital Partners, LLC, a subsidiary of Acreage (“HSCP”), in order to reduce a potential liability of approximately $92.5 million pursuant to HSCP’s amended tax receivable agreement. In connection with the foregoing, 5,648,927 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023) with a value of approximately $15.0 million were issued to certain Holders on November 4, 2022 as the first installment under this agreement with and 7,102,081 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023) with a value of approximately $15.0 million were issued to certain Holders on March 17, 2023. The Company registered the resale of such Shares under the Securities Act of 1933, as amended (the “Securities Act”).

The Company, on behalf of Canopy USA, also agreed to issue Shares with a value of approximately $19.5 million to certain directors, officers or consultants of Acreage pursuant to HSCP’s existing tax receivable bonus plans to be issued immediately prior to completion of the Floating Share Arrangement. The Company agreed to register the resale of such Canopy Shares under the Securities Act.

Given the Company’s previous cash payments totaling $337.5 million to shareholders of Acreage in order to acquire the Acreage Option and the qualification in Acreage’s financial statements raising doubt about Acreage’s ability to continue as a going concern, the Company determined that it was prudent that a wholly-owned subsidiary of the Company (“Acreage Debt Optionholder”) acquire an option to purchase the outstanding principal of Acreage’s debt, being an amount up to $150 million (the “Acreage Debt”) from Acreage’s existing lenders (the “Lenders”) in exchange for an option premium payment of $28.5 million (the “Option Premium”). The Acreage Debt Optionholder will have the right to exercise the option at its discretion, and if the option is exercised, the Option Premium will be used towards settlement of the outstanding principal of Acreage Debt. In the event that Acreage repays the Acreage Debt on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Acreage Debt and the Acreage Debt Optionholder does not exercise its option to acquire the Acreage Debt, the Option Premium will be released to the Lenders. The Amendment Proposal has no impact on the option to acquire the Acreage Debt and the Option Premium will only be returned to the Acreage Debt Optionholder if Acreage repays the Acreage Debt on or prior to maturity or in the event the Acreage Debt becomes due and payable in circumstances that do not constitute an event of default in accordance with the option agreement between the Acreage Debt Optionholder and the Lenders. See “—There can be no certainty that all conditions to the Floating Share Arrangement and the amended Acreage Arrangement Agreement will be satisfied or waived, including, in the case of the Floating Share Arrangement, obtaining approval of the Amendment Proposal by the Exercise Outside Date, which may result in the acquisition of Acreage not being completed,” and “—Acreage’s financial statements express doubt about its ability to continue as a going concern,” in each case, under the heading “Risk Factors Relating to the Amendment Proposal.”

On October 25, 2022, the Company announced the formation of Canopy USA, the entering into of the Consent Agreement and the Floating Share Arrangement Agreement, the issuance of Shares to the Holders, the option to acquire the Acreage Debt from the Lenders, the intention to exercise the option to acquire the Fixed Shares and the Meeting in order to consider the Amendment Proposal.

On November 4, 2022, Canopy, at the direction of Canopy USA, issued 5,648,927 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023) to the Holders and Canopy USA issued an additional 15,220,478 Non-Voting Shares to a wholly-owned subsidiary of the Company.

On December 9, 2022, Canopy USA and certain limited partnerships that are controlled by Canopy USA entered into a debt settlement agreement with TerrAscend and certain of its subsidiaries whereby all of the debt obligations, including all principal and interest, owing pursuant to the TerrAscend Canada Loan, the Arise Loan and the TerrAscend Canada RIV Loan were extinguished and all of the previously issued TerrAscend Warrants controlled by Canopy USA were cancelled in exchange for the issuance of 24,601,467 TerrAscend Exchangeable Shares and new TerrAscend Warrants expiring on December 31, 2032. The new TerrAscend Warrants were issued as follows: 2,152,733 TerrAscend Warrants with an exercise price of $3.74; 15,656,242 TerrAscend Warrants with an exercise price of $5.14; 2,225,714 TerrAscend Warrants with an exercise price of $5.95; 333,723 TerrAscend Warrants with an exercise price of $6.49; 1,926,983 TerrAscend Warrants with an exercise price of $15.28; and 178,735 TerrAscend Warrants with an exercise price of $17.19. Accordingly, Canopy USA beneficially owns (as defined under Canadian securities laws), and exercises control or direction over, 63,492,037 TerrAscend Exchangeable Shares and 22,474,130 TerrAscend Warrants and an option to acquire 1,072,450 common shares of TerrAscend, representing approximately 18.5% of the issued and outstanding shares of TerrAscend.

On March 17, 2023, Canopy, at the direction of Canopy USA, issued 7,102,081 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023) to the Holders and Canopy USA issued an additional 15,546,978 Non-Voting Shares to a wholly owned subsidiary of the Company.

On May 19, 2023 and again on January 25, 2024, Canopy and Canopy USA restructured Canopy’s interests in Canopy USA in an effort to ensure that Canopy would be able to deconsolidate the financial results of Canopy USA from Canopy’s financial statements in accordance with U.S. GAAP by, among other things (collectively, the “Structural Amendments”): (i) reducing Canopy’s economic interest in Canopy USA to no greater than 90%; (ii) reducing the number of managers on Canopy USA’s board of managers from four to three, as well as reducing Canopy’s nomination right to a single manager; (iii) modifying the terms of the initial protection agreement and Canopy USA’s initial limited liability company agreement in order to (a) eliminate certain negative covenants that were previously granted by Canopy USA in favor of Canopy, (b) delegate to the Class A Nominees (as defined below) the authority to approve Key Decisions (as defined below), which for greater certainty means that the Canopy Nominee (as defined below) will not be permitted to vote on any Key Decisions while the Company owns Non-Voting Shares and (c) following the execution of the Amended and Restated Limited Liability Company Agreement, provide that the Non-Voting Shares are only convertible into Canopy USA Class B Shares following the Triggering Event Date; and (iv) amending the terms of any agreements with third-party investors in Canopy USA to, among other things, eliminate any guaranteed returns.

Accordingly, Canopy will deconsolidate the financial results of Canopy USA from Canopy’s financial statements in accordance with U.S. GAAP upon the completion of the following:

•	The execution of the Amended and Restated Limited Liability Company Agreement by Canopy USA and its members;

•	The execution of the Amended and Restated Protection Agreement by Canopy, its wholly-owned subsidiary and Canopy USA;

•

The completion of the investment in Canopy USA by the Trust, including the election of a third member to the Canopy USA board of managers such that the Canopy USA board of managers is comprised of an appointee from the Trust, Ms. Whiteman, and the Company and that there is only a single appointee of the Company to the Canopy USA board of managers upon the closing of the investment.

As a result of the fact that Canopy will deconsolidate the financial results of Canopy USA, Canopy expects to account for its interest in Canopy USA as an equity method (fair value) investment. The Company has kept Nasdaq apprised of structural developments with respect to Canopy USA and based on communications with Nasdaq Regulation, the Company is not aware of any reason that would cause the Company to not be in compliance with Nasdaq listing rules following the expected deconsolidation of Canopy USA in connection with the implementation of the Share Capital Amendments (as defined below) and the Structural Amendments.

In connection with the Structural Amendments, the initial limited liability company agreement of Canopy USA was amended to provide for, among other things, the following:

(a)

Share Capital. Canopy USA amended its share structure by: (i) creating a new class of Canopy USA Class B Shares, provided that such shares may not be issued prior to the conversion of Non-Voting Shares or Canopy USA Common Shares into Canopy USA Class B Shares; (ii) amending the terms of the Non-Voting Shares such that the Non-Voting Shares will be convertible into Canopy USA Class B Shares (as opposed to Canopy USA Common Shares); and (iii) amending the terms of the Canopy USA Common Shares such that upon conversion of all of the Non-Voting Shares into Canopy USA Class B Shares, the Canopy USA Common Shares will, subject to their terms, automatically convert into Canopy USA Class B Shares, provided that the number of Canopy USA Class B Shares to be issued to the former holders of the Canopy USA Common Shares will be equal to no less than 10% of the total issued and outstanding Canopy USA Class B Shares following such issuance. Upon conversion, the Canopy USA Common Shares will be exchanged for Canopy USA Class B Shares on a one-for-one basis unless such conversion would result in the former holders of Canopy USA Common Shares holding less than 10.0% of the issued and outstanding Canopy USA Class B Shares, in which case, the anti-dilution provisions will increase the conversion ratio to ensure that the former holders of the Canopy USA Common Shares will own no less than 10% of the total issued and outstanding Canopy USA Class B Shares (collectively, the “Share Capital Amendments”). The rights and obligations of the Canopy USA Class B Shares are consistent with those of the Canopy USA Common Shares, whereby each class of shares carries voting rights, rights to receive dividends and distribution rights upon the dissolution or liquidation of Canopy USA. As a result of the Share Capital Amendments, in no circumstances will the Company, at the time of the conversions, own more than 90% of the issued and outstanding Canopy USA Class B Shares.

(b)	Transfer Restrictions. The restrictions relating to the transfer of Canopy USA shares have been removed such that holders may, subject to applicable laws, freely transfer such Canopy USA shares.

(c)

Governance. The Canopy USA board of managers may consist of up to three managers (as opposed to four), of which Canopy is entitled to nominate one of the managers (as opposed to two) (the “Canopy Nominee”). In addition, the Canopy Nominee is not permitted to vote on any of the following matters (collectively, the “Key Decisions”) while the Company owns Non-Voting Shares: (i) the annual business plan of Canopy USA; (ii) decisions regarding the executive officers of Canopy USA and any of its subsidiaries; (iii) increasing the compensation, bonus levels or other benefits payable to any current, former or future employees or managers of Canopy USA or any of its subsidiaries; (iv) any other executive compensation plan matters of Canopy USA or any of its subsidiaries; and (v) the exercise of Wana Option or the Jetty Options (the “Governance Amendments”).

(d)

Acreage Adjustment. Canopy USA amended its share structure to provide for certain anti-dilution provisions in favor of the holders of the Canopy USA Common Shares in the event that the consideration payable pursuant to the Floating Share Arrangement and the Amended Acreage Arrangement is greater than the fair market value of Acreage, as determined through an appraisal process, at the time that Canopy USA acquires Acreage.

In addition, upon execution of the Amended and Restated Limited Liability Company Agreement, the Non-Voting Shares may only be converted into Canopy USA Class B Shares following the Triggering Event Date.

In connection with the Structural Amendments, the initial protection agreement was amended and restated on May 19, 2023 and on January 25, 2024 to implement administrative updates and modify certain negative covenants to account for the Share Capital Amendments and the Governance Amendments. For more information, see “Amendment Proposal—Structure of Canopy USA—Governance and Restrictions.”

On May 19, 2023, Canopy USA and Huneeus 2017 Irrevocable Trust (the “Trust”) entered into a share purchase agreement (the “Trust SPA”), which sets out the terms of the Trust’s investment in Canopy USA in the aggregate amount of up to $20 million (the “Trust Transaction”). Agustin Huneeus Jr. is the trustee of the Trust and is an affiliate of a former shareholder of Jetty.

Trust Transaction – First Tranche

Pursuant to the terms of the Trust SPA, the Trust will purchase such number of Canopy USA Common Shares with a value of $5 million (the “T1 Canopy USA Common Shares”) at a purchase price per T1 Canopy USA Common Share equal to the fair market value of the T1 Canopy USA Common Shares as of December 31, 2023 calculated in accordance with the terms of the Trust SPA (the “T1 Purchase Price”) and such number of warrants as is equal to: (i) half of the number of T1 Canopy USA Common Shares issued to the Trust (the “T1-1 Canopy USA Warrants”), with each full T-1 Canopy USA Warrants exercisable into one Voting Share (as defined in the Amended and Restated Limited Liability Company Agreement) at an exercise price equal to the T1 Purchase Price per Voting Share until the seventh anniversary of the issuance of the T1 Canopy USA Common Shares (the “T1 Expiry Date”); (ii) one quarter of the number of T1 Canopy USA Common Shares issued to the Trust (the “T1-2 Canopy USA Warrants”), with each full T1-2 Canopy USA Warrant exercisable into one Voting Share at an exercise price equal to two times the T1 Purchase Price per Voting Share until the T1 Expiry Date; and (iii) the aggregate number of T1-1 Canopy USA Warrants and T1-2 Canopy USA Warrants (the “T1-3 Canopy USA Warrants”, together with the T1-1 Canopy USA Warrants and the T1-2 Canopy USA Warrants, the “T1 Canopy USA Warrants”), with each full T1-3 Canopy USA Warrant exercisable into one Voting Share at an exercise price equal to three times the T1 Purchase Price per Voting Share until the T1 Expiry Date; provided that T1 Canopy USA Warrants will not vest or become exercisable unless Canopy USA acquires either Acreage, Wana or Jetty by August 31, 2024 (collectively, the “T1 Investment”). The Trust will be required to complete the T1 Investment in accordance with the terms of the Trust SPA within five business days following the approval of the Amendment Proposal provided that all of the following conditions to the T1 Investment, as further described in the Trust SPA, have been satisfied or waived:

(i)

the representations and warranties of Canopy USA and its subsidiaries and the Trust, as applicable, in the Trust SPA (a) that are qualified by “materiality” or “Material Adverse Effect” (as defined in the

Trust SPA) will be true and correct and (b) that are not so qualified will be true and correct in all material respects as of closing of the T1 Investment (the “T1 Closing” and such date of the T1 Closing, the “T1 Closing Date”);

(ii)

each of Canopy USA and its subsidiaries and the Trust, as applicable, will have performed and complied with all covenants, agreements, obligations and conditions in the Trust SPA that are required to be performed or complied with by it on or before the T1 Closing;

(iii)

the Trust will have received a certificate from an officer of Canopy USA dated the T1 Closing Date certifying (a) the certificate of formation of Canopy USA, the Amended and Restated Limited Liability Company Agreement and the resolutions of the Canopy USA board of managers approving the Trust SPA; and (b) that the conditions relating to Canopy USA and its subsidiaries in (i) and (ii) above have been fulfilled;

(iv)	Canopy USA will have received a certificate from a trustee of the Trust dated the T1 Closing Date certifying that the conditions relating to the Trust in (i) and (ii) above have been fulfilled; and

(v)

all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the T1 Canopy USA Common Shares and T1 Canopy USA Warrants pursuant to the Trust SPA will be obtained and effective as of the T1 Closing.

Trust Transaction – Second Tranche

In accordance with the terms of the Trust SPA, the Trust will, subject to certain conditions, including, but not limited to the condition that Canopy USA acquires Acreage, purchase additional Canopy USA Common Shares with a value of $5 million (the “T2 Canopy USA Common Shares”) at a purchase price per T2 Canopy USA Common Share equal to the fair market value of the T2 Canopy USA Common Shares at the applicable time (the “T2 Purchase Price”) and such number of warrants as is equal to: (i) half of the number of T2 Canopy USA Common Shares issued to the Trust (the “T2-1 Canopy USA Warrants”), with each full T2-1 Canopy USA Warrant exercisable into one Voting Share at an exercise price equal to the T2 Purchase Price per Voting Share until the seventh anniversary of the issuance of the T2 Canopy USA Common Shares (the “T2 Expiry Date”); (ii) one quarter of the number of T2 Canopy USA Common Shares issued to the Trust (the “T2-2 Canopy USA Warrants”), with each full T2-2 Canopy USA Warrant exercisable into one Voting Share at an exercise price equal to two times the T2 Purchase Price per Voting Share until the T2 Expiry Date; and (iii) the aggregate number of T2-1 Warrants and T2-2 Warrants (the “T2-3 Canopy USA Warrants”, together with the T2-1 Canopy USA Warrants and the T2-2 Canopy USA Warrants, the “T2 Canopy USA Warrants”), with each full T2-3 Canopy USA Warrant exercisable into one Voting Share at an exercise price equal to three times the T2 Purchase Price per Voting Share until the T2 Expiry Date (collectively, the “T2 Investment”). The Trust will be required to complete the T2 Investment in accordance with the terms of the Trust SPA on the date that is five business days following the closing of the Canopy USA’s acquisition, directly or indirectly, of a majority of the issued and outstanding shares of Acreage (the “T2 Investment Date”), provided that all of the conditions to the T2 Investment, as further described in the Trust SPA, have been satisfied or waived:

(i)

the representations and warranties of Canopy USA and its subsidiaries and the Trust, as applicable, in the Trust SPA (a) that are qualified by “materiality” or “Material Adverse Effect” will be true and correct and (b) that are not so qualified will be true and correct in all material respects as of closing of the T2 Investment (the “T2 Closing” and such date of the T2 Closing, the “T2 Closing Date”);

(ii)

each of Canopy USA and its subsidiaries and the Trust, as applicable, will have performed and complied with all covenants, agreements, obligations and conditions in the Trust SPA that are required to be performed or complied with by it on or before the T2 Closing;

(iii)

the Trust will have received a certificate from an officer of Canopy USA dated the T2 Closing Date certifying (a) that the conditions relating to Canopy USA and its subsidiaries in (i) and (ii) above have been fulfilled; and (ii) the enumerated events of default set out in the Trust SPA have not occurred, have occurred, but have been cured or are otherwise not present as of the proposed T2 Closing Date;

(iv)	Canopy USA will have received a certificate from a trustee of the Trust dated the T2 Closing Date certifying that the conditions relating to the Trust in (i) and (ii) above have been fulfilled;

(v)

all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the T2 Canopy USA Common Shares and T2 Canopy USA Warrants pursuant to the Trust SPA will be obtained and effective as of the T2 Closing; and

(vi)	prior to the T2 Closing, Canopy USA will have acquired, directly or indirectly, no less than a majority of the issued and outstanding shares of Acreage.

For greater certainty, the material provisions of the T1 Investment and the T2 Investment are set out in the table below:

Trust Transaction Tranche	Aggregate Investment Amount	Price per Canopy USA share	Canopy USA shares issuable to the Trust	Canopy USA warrants issuable to the Trust
First Tranche: T1 Investment[1]	$5 million	T1 Purchase Price is equal to the fair market value of the T1 Canopy USA Common Shares as of December 31, 2023 as determined in accordance with the terms of the Trust SPA	$5 million/ T1 Purchase Price	T1 Canopy USA Warrants

Second Tranche: T2 Investment[2]	$5 million	T2 Purchase Price is equal to fair market value of the T2 Canopy USA Common Shares at the applicable time	$5 million/ T2 Purchase Price	T2 Canopy USA Warrants

Trust Investment – Additional Options

Notwithstanding the foregoing, in the event that (i) Canopy USA acquires Acreage and (ii) certain enumerated events of default set out in the Trust SPA have either occurred, but are not cured prior to, or are present on, the T2 Investment Date, the Trust will have the right, but not the obligation (the “T2 EoD Option”), exercisable at any time within five days of the T2 Investment Date, to acquire the T2 Canopy USA Shares and the T2 Canopy USA Warrants on the same economic terms as the T2 Investment.

[1]	Based on the fact that the T1 Purchase Price is currently unknown, the corresponding number of T1 Canopy USA Common Shares and T1 Canopy USA Warrants cannot be calculated as of the date hereof.
[2]

As further described below, if Canopy USA does not satisfy certain conditions, the Trust has the right to acquire the T2 Canopy USA Common Shares and the T2 Canopy USA Warrants on the same economic terms as the T2 Investment. In these circumstances, the T2 Purchase Price will be equal to the fair market value of the T2 Canopy USA Common Shares at the time that the T2 EoD Option, T2 Notice Option (as defined below) or T2 Option (as defined below), as applicable, is exercised (in each case, the “Valuation Period”). Based on the fact that the T2 Purchase Price is variable and currently unknown, the corresponding number of T2 Canopy USA Common Shares and T2 Canopy USA Warrants cannot be calculated until the applicable Valuation Period and therefore, the economic terms of the T2 Investment may differ from the initial economic terms to acquire the T2 Canopy USA Common Shares and the T2 Canopy USA Warrants. Other than the foregoing, there are no variations between the economic terms of the T2 Investment and the initial economic terms to acquire the T2 Canopy USA Shares and T2 Canopy USA Warrants.

In addition, pursuant to the terms of the Trust SPA, in the event that:

(a)

(i) Canopy USA does not acquire Acreage; and (ii) either the Company or Canopy USA delivers written notice to the Trust that Canopy USA no longer intends to acquire Acreage (the “Acreage Notice”), the Trust will have the right, but not the obligation (the “T2 Notice Option”), exercisable at any time following the earlier of: (1) the 12 month anniversary of the date of the Acreage Notice; and (2) the 24 month anniversary of the T1 Closing Date, to acquire the T2 Canopy USA Shares and the T2 Canopy USA Warrants on the same economic terms as the T2 Investment; or

(b)

(i) Canopy USA does not acquire Acreage by the one-year anniversary of the T1 Closing Date; and (ii) an Acreage Notice is not delivered to the Trust by the one-year anniversary of the T1 Closing Date, the Trust will have the right, but not the obligation (the “T2 Option”), exercisable at any time following the one-year anniversary of the T1 Closing Date until the 24 month anniversary of the T1 Closing Date, to acquire the T2 Canopy USA Shares and the T2 Canopy USA Warrants on the same economic terms as the T2 Investment.

Pursuant to the Trust SPA, the Trust also has the right, but not the obligation (the “Canopy USA T3 Option”), exercisable at any time from and after the date of the Trust SPA until the 24 month anniversary of the T1 Closing Date, to acquire (a) Voting Shares with a value of up to $5 million (the “T3 Canopy USA Voting Shares”) at a purchase price equal to the fair market value of the Voting Shares being acquired at the applicable time (the “Option Exercise Price”) and (b) the following warrants for each Voting Share issued to the Trust (collectively, the “T3 Canopy USA Warrants”): (i) one-half of a warrant, with each full warrant exercisable into one Voting Share at an exercise price equal to the Option Exercise Price until the seventh anniversary of the date of issuance (the “Option Exercise Expiry Date”); (ii) one-quarter of a warrant, with each full warrant exercisable into one Voting Share at an exercise price equal to two times the Option Exercise Price until the Option Exercise Expiry Date; and (iii) three-quarters of a warrant, with each full warrant exercisable into one Voting Share at an exercise price equal to three times the Option Exercise Price until the Option Exercise Expiry Date. In addition, pursuant to the terms of the Trust SPA, the Trust has the right, but not the obligation (the “Canopy USA T4 Option”), exercisable at any time from and after the date of the Trust SPA until the 24 month anniversary of the T1 Closing Date, to acquire Voting Shares with a value of up to $5 million (the “T4 Canopy USA Voting Shares”) at a purchase price equal to the fair market value of the Voting Shares being acquired at the applicable time (the “T4 Option Exercise Price”).

As a result of the T1 Purchase Price, the T2 Purchase Price, the Option Exercise Price and the T4 Option Exercise Price being determined by a future fair market valuation in accordance with the terms of the Trust SPA, the Trust’s ownership interest in Canopy USA is not currently known and is not quantifiable as of the date hereof. See “Risk Factors Relating to the Amendment Proposal—The Trust’s ownership interest in Canopy USA is currently not quantifiable and the Trust may have significant ownership and influence over Canopy USA upon completion of the Trust Transaction.”

Following the closing of the T1 Investment, a wholly owned subsidiary of the Company will continue to hold the Non-Voting Shares in the capital of Canopy USA and Canopy USA Common Shares and Shares will be issued to the shareholders of Wana, each with a value equal to 7.5% of the fair market value of Wana. Canopy USA retains a call right (the “Repurchase Right”) exercisable at any time after the 60 month anniversary of the T1 Closing Date, to repurchase all Voting Shares held by the Trust at a price per Voting Share equal to the fair market value as determined by an appraiser appointed by Canopy USA; provided that if the repurchase occurs on or prior to the earlier of Canopy USA’s acquisition of Acreage, Wana or Jetty, the Repurchase Right can be exercised at the initial subscription price of such Voting Share. The Trust has also been granted the right to appoint one member to the Canopy USA board of managers and a put right following the conversion of the Non-Voting Shares into Canopy USA Class B Shares on the same terms and conditions as the Repurchase Right.

Structure of Canopy USA

Capital Structure

A wholly owned subsidiary of Canopy currently holds Non-Voting Shares of Canopy USA, representing more than 99% of the issued and outstanding shares of Canopy USA on an as-converted basis. The Non-Voting Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA and are exchangeable into Canopy USA Class B Shares at any time; provided that following the execution of the Amended and Restated Limited Liability Company Agreement, such exchange shall only be permitted following the Triggering Event Date. As a result, while the Company holds Non-Voting Shares, Canopy USA does not have the ability to dividend funds to Canopy.

As of the date hereof, a third-party investor, Yama Investments Inc., an entity controlled by Yasser Wally, holds 100,000 Canopy USA Common Shares, being all of the issued and outstanding Canopy USA Common Shares. 11065220 Canada Inc., a wholly owned subsidiary of the Company holds 172,777,526 Non-Voting Shares, being all of the issued and outstanding Non-Voting Shares. There are no outstanding Canopy USA Class B Shares as of the date hereof. Pursuant to the Share Capital Amendments in connection with the Structural Amendments, in no circumstances will the Company, at the time of the conversions, own more than 90% of the issued and outstanding Canopy USA Class B Shares.

Pursuant to the Trust SPA, Canopy USA has agreed to issue: (i) the T1 Canopy USA Common Shares and the T1 Canopy USA Warrants pursuant to the T1 Investment; (ii) the T2 Canopy USA Common Shares and the T2 Canopy USA Warrants in accordance with the terms of either the T2 Investment, the T2 EoD Option, the T2 Notice Option or the T2 Option; (iii) the T3 Canopy USA Voting Shares and T3 Canopy USA Warrants in accordance with the terms of the Canopy USA T3 Option; and (iv) the T4 Canopy USA Voting Shares in accordance with the Canopy USA T4 Option, to the Trust with a total aggregate value of up to $20 million. The purchase price and the number of Canopy USA securities issuable to the Trust will be determined based on the fair market value of such Canopy USA securities being issued in accordance with the terms of the Trust SPA. If the Amendment Proposal does not receive the requisite approval, the Trust will not be issued any securities of Canopy USA pursuant to the Trust SPA.

In addition, pursuant to the Wana Amending Agreement, Canopy USA has agreed to issue Canopy USA Common Shares to the shareholders of Wana with a value equal to 7.5% of the fair market value of Wana as of the Wana Valuation Date less any net debt of Wana as of the Wana Valuation Date plus any net cash of Wana as of the Wana Valuation Date. The value of Wana and the number of Canopy USA Common Shares will be determined based on the fair market value of Wana and the Canopy USA Common Shares, respectively, as determined by an appraiser appointed by the Company and an appraiser appointed by the shareholders of Wana (and, if required, a third appraiser to be appointed by the initial two appraisers). If the Amendment Proposal does not receive the requisite approval, the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, Canopy USA will terminate the Wana Amending Agreement and no additional Canopy USA Common Shares will be issued to the shareholders of Wana.

Ownership Interests of Canopy USA

Canopy USA currently holds, directly or indirectly, the following:

(a)	Canopy USA owns all of the shares of the Canopy Elevate Entities, which hold the Wana Option;

(b)	Canopy USA owns all of the shares of Canopy Oak, which holds the Jetty Options;

(c)	Canopy USA holds cash, the Cultiv8 Option and the associated collaboration agreement, the Strix Warrant and the Acreage Hemp Loan;

(d)	Canopy USA is the general partner of various limited partnerships that own and control:

i.	63,492,037 TerrAscend Exchangeable Shares;

ii.	an option to acquire 1,072,450 common shares of TerrAscend at an aggregate exercise price of C$1.00; and

iii.	22,474,130 TerrAscend Warrants with a weighted average exercise price of $6.07 per TerrAscend share.

The transfer of these assets to Canopy USA did not result in material tax consequences for the Company and its subsidiaries or any tax consequences for the Shareholders. In addition, based on current laws in Canada and the United States, there will not be any tax consequences to the Company, its subsidiaries, Canopy USA or the Shareholders in the event that the Non-Voting Shares are converted into Canopy USA Class B Shares. In addition, Canopy and Canopy USA have not entered into any agreements with respect to tax arrangements between the parties.

In the event that the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, Canopy USA will not be permitted to exercise the rights to acquire shares of Acreage, Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Amended Acreage Arrangement and Canopy USA will continue to hold an option to acquire Wana and Jetty as well as exchangeable shares, warrants and an option to acquire common shares in the capital of TerrAscend. In addition, the Amended and Restated Limited Liability Company Agreement will not be entered into and the Company is contractually required pursuant to the terms of the Consent Agreement, to convert the Non-Voting Shares into Canopy USA Class B Shares and cause Canopy USA to repurchase all of the Canopy USA Common Shares held by third parties in the event that the Consent Agreement is terminated, which will occur if CBG and Greenstar have not converted their Shares into Exchangeable Shares by 60 days after the Meeting. Canopy USA has the right to repurchase any Voting Shares held by the Trust on or before the earlier of Canopy USA’s acquisition of Acreage, Wana or Jetty in exchange for the amount paid by the Trust for such Voting Shares and any repurchase following the 60 month anniversary of the T1 Closing Date pursuant to the Trust SPA will be at a price per Voting Share equal to the fair market value as determined by an appraiser appointed by Canopy USA.

Governance and Restrictions

The Canopy USA board of managers is intended to consist of three managers, but is currently comprised of two managers (David Klein and Ms. Whiteman), with one vacancy. The Trust has the right to appoint one member to the Canopy USA board of managers (the “Trust Nominee”) until such time as the Trust holds less than 4.4% of the issued and outstanding Canopy USA Common Shares. The Trust intends to appoint Mr. Robert Hambrecht, who is unaffiliated with the Company, as the Trust Nominee to fill the vacancy on the Canopy USA board of managers, such appointment to become effective as of the date of the first issuance of Canopy USA Common Shares to the Trust pursuant to the Trust SPA. Ms. Whiteman also has the right to appoint one member to the Canopy USA board of managers (the “Whiteman Nominee”, together with the Trust Nominee, the “Class A Nominees”) until such time as Ms. Whiteman beneficially holds 10.0% or less of the issued and outstanding Canopy USA Common Shares; provided that irrespective of whether Ms. Whiteman beneficially holds more than 10% of the Canopy USA Common Shares, such right shall exist until at least the 24 month anniversary of the date of the first issuance of Canopy USA Common Shares to Ms. Whiteman. Ms. Whiteman has appointed herself to the Canopy USA board of managers. A wholly owned subsidiary of the Company has the right to appoint one manager to the Canopy USA board of managers. The Company has appointed David Klein to the Canopy USA board of managers. The managers of Canopy USA do not have any fiduciary or other duties to Canopy’s shareholders.

As a result of the limited rights associated with the Non-Voting Shares, Canopy and Canopy USA have entered into the Amended and Restated Protection Agreement to provide for certain negative covenants in order to preserve the value of the Non-Voting Shares until such time as the Non-Voting Shares are converted into Canopy USA Class B Shares but does not provide Canopy with the ability to direct the business, operations or activities of Canopy USA.

The Amended and Restated Protection Agreement requires Canopy USA to maintain and preserve its business organizations, properties, assets, rights, employees, goodwill and business relationships and provides Canopy with the ability to restrict the operations of Canopy USA, including, among other things, prohibitions on the following activities without the prior consent of Canopy:

(a)	amending its constating or similar organizational documents;

(b)	declaring, setting aside or paying any dividend or other distribution of any kind or nature;

(c)	issuing additional securities to any person other than Canopy or its subsidiaries, provided that any securities issued must include a repurchase right in favor of Canopy USA;

(d)	amending the terms of any outstanding securities;

(e)	reorganizing, amalgamating or merging with a third-party;

(f)	undertaking any dissolution, liquidation or winding-up or any other distribution of assets for the purpose of winding-up its affairs;

(g)	incurring, in the aggregate, debt that exceeds a specified threshold;

(h)	selling all or substantially all of the assets of Canopy USA; and

(i)

taking any action, or refraining from taking any action, or permitting any action to be taken or not taken, which could reasonably be expected to prevent, materially delay or otherwise impede the ability to convert the Non-Voting Shares into Canopy USA Class B Shares.

In addition, the Amended and Restated Protection Agreement requires Canopy USA to, among other things: (a) maintain its good standing and qualification to conduct business in its jurisdiction of formation and in any other jurisdiction in which it is so qualified; and (b) obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are required in order to maintain material contracts and in order to permit the conversion of the Non-Voting Shares into Canopy USA Class B Shares.

The Amended and Restated Protection Agreement also includes various information rights that require Canopy USA to notify the Company of certain specified developments and provide ongoing monthly and annual financial information. There are no tax, operating or services agreements between Canopy USA and the Company and it is anticipated that Canopy USA will hire certain executives of Wana and/or Jetty, following completion of the acquisitions of such entities, as officers of Canopy USA. Until such time, it is anticipated that the Canopy USA board of managers will make any decisions necessary for Canopy USA as there are no current employees of Canopy USA given that Canopy USA currently does not have any business operations and is merely a holding company for the Wana Option, Jetty Options, Cultiv8 Option, Strix Warrant, Acreage Hemp Loan and the various TerrAscend securities; provided that in no circumstances will the Canopy Nominee be entitled to vote on any Key Decisions while the Company owns Non-Voting Shares.

The Company does not have the ability to unilaterally make decisions with respect to the business, operations or activities of Canopy USA as the Company only has the right to appoint one of the three members of the Canopy USA board of managers and the Canopy Nominee is prohibited from voting on any Key Decisions while the Company owns Non-Voting Shares. In addition, the Amended and Restated Protection Agreement only provides for negative covenants. As further discussed above by virtue of Canopy USA’s governance provisions, the Company does not currently, and is not expected to, control or direct the business, operations or activities of Canopy USA at any time while the Company holds Non-Voting Shares and Canopy will not have the ability or obligation to provide funds to Canopy USA. Once the Non-Voting Shares have been converted into Canopy USA Class B Shares, it is expected that we will control Canopy USA and exercise Canopy USA’s rights to repurchase all of the Canopy USA Class B Shares held by third-parties such that following federal permissibility of cannabis in the U.S. and the satisfaction of certain conditions contained in the agreements with third-party investors in Canopy USA, we will have the ability to own up to 100% of Canopy USA.

Potential Acquisitions by Canopy USA

Acreage

If the Amendment Proposal is approved and CBG and Greenstar have converted their Shares into Exchangeable Shares, subject to the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares. The acquisition by Canopy USA of the Floating Shares pursuant to the Floating Share Arrangement Agreement is expected to occur immediately prior to the acquisition of the Fixed Shares by Canopy USA. The Floating Share Arrangement Agreement has been amended several times to extend the Exercise Outside Date (as defined in the Floating Share Arrangement Agreement), which was initially March 31, 2023. The most recent amendment to the Floating Share Arrangement Agreement extended the Exercise Outside Date to March 31, 2024. The completion of the Floating Share Arrangement is subject to satisfaction or, if permitted, waiver of certain closing conditions, including, among others, approval of the Amendment Proposal on or prior to the Exercise Outside Date. See “—There can be no certainty that all conditions to the Floating Share Arrangement and the amended Acreage Arrangement Agreement will be satisfied or waived, including, in the case of the Floating Share Arrangement, obtaining approval of the Amendment Proposal by the Exercise Outside Date, which may result in the acquisition of Acreage not being completed,” and “—Acreage’s financial statements express doubt about its ability to continue as a going concern,” in each case, under the heading “Risk Factors Relating to the Amendment Proposal.”

The Floating Share Arrangement obtained the requisite approval from the holders of Floating Shares at the special meeting of Acreage shareholders held on March 15, 2023. Canopy will not hold any Fixed Shares or Floating Shares of Acreage.

Based on the number of issued and outstanding Fixed Shares as of December 31, 2023, it is anticipated that approximately 2.93 million Shares would be required to be issued in connection with the acquisition of the Fixed Shares by Canopy USA, assuming all conditions to such acquisition have been satisfied or waived. Based on the number of issued and outstanding Floating Shares as of December 31, 2023 it is anticipated that approximately 1.92 million Shares would be required to be issued in connection with the acquisition of the Floating Shares by Canopy USA, assuming all conditions to such acquisition have been satisfied or waived. A wholly owned subsidiary of Canopy will receive additional Non-Voting Shares from Canopy USA as consideration for the issuance of Shares that Acreage shareholders will receive in accordance with the Amended Acreage Arrangement and the Floating Share Arrangement. It is anticipated that Canopy USA will own all of the issued and outstanding shares of Acreage.

Wana

If the Amendment Proposal is approved and CBG and Greenstar have converted their Shares into Exchangeable Shares, Canopy USA is expected to exercise the Wana Option. In accordance with the terms of the Wana Option, as amended by the Wana Amending Agreement, upon exercise of the Wana Option, the Canopy Elevate Entities are required to make a payment to the shareholders of Wana equal to $3.00 in the aggregate. In addition, the terms of the Wana Option require the Canopy Elevate Entities to make additional deferred payments (the “Wana Deferred Payments”) as of the 2.5- and 5-year anniversary of October 14, 2021. The Wana Deferred Payments may be satisfied, at the option of the Canopy Elevate Entities, in cash or in Shares, computed based on a pre-determined contractual formula as follows:

a)

25% of the amount computed as the estimated fair value of Wana as of April 14, 2024 as determined by an appraiser appointed by the Canopy Elevate Entities and an appraiser appointed by the shareholders of Wana (and, if required, a third appraiser to be appointed by the initial two appraisers) less $297.5 million, less any net debt of Wana as of April 14, 2024 plus any net cash of Wana as of April 14, 2024 and less certain other deductions; and

b)

25% of the amount computed as the estimated fair value of Wana as of October 14, 2026 as determined by an appraiser appointed by the Canopy Elevate Entities and an appraiser appointed by the shareholders of Wana (and, if required, a third appraiser to be appointed by the initial two appraisers) less the greater of (i) $297.5 million and (ii) the estimated fair value of Wana as of April 14, 2024 as determined in subsection (a) above, less any net debt of Wana incurred between the date of the first Wana Deferred Payment and the second Wana Deferred Payment plus any net cash of Wana as of October 14, 2026 (above the amount of cash as of April 14, 2024) and less certain other deductions.

Certain modifications to the Wana Deferred Payments may be made in accordance with the terms of the Wana Amending Agreement but no such modifications have been finalized. It is anticipated that the Wana Deferred Payments will be satisfied in Shares. Exercising the Wana Option will result in a nominal cash payment to Nancy Whiteman or entities controlled by Ms. Whiteman. In accordance with the terms and conditions of the Amended and Restated Protection Agreement, a wholly owned subsidiary of Canopy will receive additional Non-Voting Shares from Canopy USA as consideration for any Shares issued as a result of the Wana Deferred Payments.

Jetty

If the Amendment Proposal is approved and CBG and Greenstar have converted their Shares into Exchangeable Shares, Canopy USA is also expected to exercise the Jetty Options. In accordance with the terms of the Jetty Options, upon exercise of the Jetty Options, Canopy Oak is required to make payment to the shareholders of Jetty equal to: (a) in respect of the First Options, $2.00 in the aggregate; and (b) in respect of the Second Option, the product of (x) the average fair market value of Jetty as of the date of the exercise of the Second Option, subject to a floor of 3.25 times Jetty’s net revenue during the 12 month period immediately preceding such date of exercise, and (y) the percentage obtained by dividing (i) the total number of shares of Jetty subject to the Second Option as of the date of exercise of the Second Option by (ii) the total number of issued and outstanding securities of Jetty (including securities convertible or exercisable for capital stock of Jetty, but excluding any “out-of-the-money” options, warrants and other rights or securities outstanding) as of the applicable date. Assessments of average fair market value will be determined mutually by Canopy Oak and Ron Gershoni (acting in his capacity as representative for the shareholders of Jetty), with any disagreement as to the average fair market value being resolved by an appraiser appointed by Canopy Oak and an appraiser appointed by Ron Gershoni (acting in his capacity as representative for the shareholders of Jetty) (and, if required, a third appraiser to be appointed by the initial two appraisers).

In addition, the terms of the Jetty Options require Canopy Oak to make a first deferred payment (the “First Deferred Payment”) and a second deferred payment (the “Second Deferred Payment,” and together with the First Deferred Payment, the “Jetty Deferred Payments”) for the periods between June 1, 2022 and May 31, 2023 (the “First Deferred Payment Period”) and between June 1, 2023 and May 31, 2024 (the “Second Deferred Payment Period”) in the event that: (a) in respect of the First Deferred Payment, (i) Jetty’s net revenue during the First Deferred Payment Period exceeds $25 million and (ii) Jetty’s realized gross margin during the First Deferred Payment Period is at least 38.5%; and (b) in respect of the Second Deferred Payment, (i) Jetty’s net revenue during the Second Deferred Payment Period exceeds $35 million and (ii) Jetty’s realized gross margin during the Second Deferred Payment Period is at least 38.5%. The Jetty Deferred Payments may be satisfied, at the option of Canopy Oak, in cash or in Shares, computed based on pre-determined contractual formula as follows:

a)

in respect of the First Deferred Payment: (i) if Jetty’s realized gross margin is at least 40%, the product of (x) three times the amount that Jetty’s net revenue for the First Deferred Payment Period exceeds $25 million, up to a cap of $30 million in net revenue, multiplied by (y) 67.85%; or (ii) if Jetty’s realized gross margin is at least 38.5% but less than 40%, 70% of the product of (x) three times the amount that Jetty’s net revenue exceeds $25 million, up to a cap of $30 million in net revenue, multiplied by (y) 67.85%; and

b)

in respect of the Second Deferred Payment: (i) if Jetty’s realized gross margin is at least 40%, the product of (x) three times the amount that Jetty’s net revenue for the Second Deferred Payment Period exceeds $35 million, up to a cap of $43.5 million in net revenue, multiplied by (y) 67.85%; or (ii) if Jetty’s realized gross margin is at least 38.5% but less than 40%, 70% of the product of (x) three times the amount that net revenue for the Second Deferred Payment Period exceeds $35 million up to a cap of $43.5 million in net revenue, multiplied by (y) 67.85%.

It is anticipated that the Jetty Deferred Payments will be satisfied in Shares. Based on Jetty’s preliminary financial results during the First Deferred Payment Period, no First Deferred Payment was due. The exercise of the Jetty Options will result in the payment of a certain portion of the exercise price for the Jetty Options to an entity affiliated with the Trust. In accordance with the terms and conditions of the Amended and Restated Protection Agreement, a wholly owned subsidiary of Canopy will receive additional Non-Voting Shares from Canopy USA as consideration for any Shares issued as a result of the Jetty Deferred Payments.

See “Risk Factors Relating to the Amendment Proposal—The Company has not received audited financial statements with respect to Jetty.”

TerrAscend

If the Amendment Proposal is approved and CBG and Greenstar have converted their Shares into Exchangeable Shares, Canopy USA is expected to cause the limited partnerships to convert the TerrAscend Exchangeable Shares into common shares of TerrAscend. No cash consideration will be payable in connection with such conversion. In addition, Canopy USA is expected to cause the limited partnership to exercise the option to acquire 1,072,450 common shares of TerrAscend. In accordance with the terms of the option, Canopy USA is anticipated to pay the aggregate exercise price of C$1.00 in cash.

Cultiv8

If the Amendment Proposal is approved and CBG and Greenstar have converted their Shares into Exchangeable Shares, Canopy USA is expected to exercise the Cultiv8 Option. In accordance with the terms of the Cultiv8 Option, Canopy USA is anticipated to pay the aggregate exercise price of $1.00 in cash.

Canopy USA Capital Requirements

Currently, Canopy USA is a holding company with no external capital requirements and, on a consolidated basis, had approximately $21.5 million of cash and cash equivalents as of September 30, 2023. In the event that the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, Canopy USA’s only capital requirement is to repay a nominal amount, being $25,000 above the purchase price, to the existing holder of the Canopy USA Common Shares, at which point, Canopy USA would become an indirect wholly-owned subsidiary of the Company.

If the Amendment Proposal is approved and CBG and Greenstar have converted their Shares into Exchangeable Shares, Canopy USA is expected to exercise the Wana Option, the Jetty Options, the Cultiv8 Option and the option to acquire 1,072,450 common shares of TerrAscend and to convert the TerrAscend Exchangeable Shares into common shares of TerrAscend. The aggregate cost of these actions is $5.00. The value of the TerrAscend Exchangeable Shares, assuming they are converted into common shares of TerrAscend, which are listed publicly on the Canadian Securities Exchange, is approximately C$      as of the date hereof.

If Canopy USA acquires Acreage, Wana and Jetty, it is anticipated that Canopy USA will be able to generate sufficient funds from operations without the necessity to raise additional debt or equity capital from third-parties. In the event that Canopy USA had acquired Acreage, Wana and Jetty as of September 30, 2023, Canopy USA, on a consolidated basis, would have had approximately $73.5 million of cash and cash equivalents.

In the event that additional funds are required, Canopy USA would be required to seek consent from the Company in accordance with the Amended and Restated Protection Agreement in order to issue additional equity securities or incur additional debt in excess of a specified threshold.

Purpose of the Creation of the Exchangeable Shares

Based on the advice of our legal advisors, we hold our interest in Canopy USA through Non-Voting Shares, and this transaction structure was intended to (i) permit us to remain able to represent that we comply with U.S. federal criminal law, particularly direct or indirect violations of Applicable Federal Law; and (ii) ensure that (a) we do not, directly or indirectly, violate Applicable Federal Law; (b) we will not directly violate U.S. federal law as we do not cultivate, distribute, sell, or possess cannabis in the United States; (c) we do not violate indirect federal law (such as aiding and abetting, conspiracy, or Racketeer Influenced and Corrupt Organizations (RICO) Act) because we do not control or profit from companies that cultivate, distribute, sell, or possess cannabis in the United States; and (d) we do not violate anti-money laundering laws because no funds will flow from entities that cultivate, distribute, sell, or possess cannabis in the United States to us. Nevertheless, as a result of the novelty associated with this structure whereby, on a pro forma basis, a wholly owned subsidiary of the Company currently owns more than 99% of the shares of Canopy USA and can convert its Non-Voting Shares into Canopy USA Class B Shares; provided that following the execution of the Amended and Restated Limited Liability Company Agreement, such conversion shall only be permitted following the Triggering Event Date. In that regard, we determined that it would be prudent to provide Shareholders, particularly institutional Shareholders, such as CBI, with the ability to self-assess compliance with Applicable Federal Law and, accordingly, the option to convert their Shares into Exchangeable Shares in order to provide Shareholders with a similar economic and voting barrier as Canopy has vis-à-vis Canopy USA in the event that certain Shareholders believe that Canopy violates Applicable Federal Law and would prefer to hold non-voting and non-participating Exchangeable Shares. In particular, certain institutions have prescribed investment criteria that they are required to abide by or contractual covenants to third-parties contained in credit agreements or other material contracts with which they have to comply. Given the nuance and complexity associated with international laws and regulations related to cannabis, certain institutional investors are either prohibited or significantly restricted from investing in or owning shares of certain, or in some instances, all, cannabis companies. The novelty of our ownership of the Non-Voting Shares of Canopy USA further complicates the decision-making and diligence process for these institutions and accordingly, our desire to create the Exchangeable Shares is to allow such Shareholders to retain a non-voting and non-participating interest in the Company that further insulates such Shareholders that may be uncertain of our compliance with Applicable Federal Law or at risk of violating certain investment criteria and/or contractual covenants from being forced to divest their Shares. CBI is one such Shareholder. In fact, in order to obtain the consent of the CBG Group for the creation of Canopy USA, the Company is required to hold a Shareholder meeting for Shareholders to consider and, if deemed advisable, pass, a special resolution approving the creation of the Exchangeable Shares pursuant to the terms of the Consent Agreement.

Potential Benefits of the Transaction and Recommendation of the Board

In reaching its conclusions and formulating its recommendations, the Board consulted with management and the Company’s legal and financial advisors. The Board considered a number of factors, including those listed below. The following is a summary of the principal reasons for the unanimous recommendation of the Board that Shareholders vote FOR the Amendment Proposal.

(a)

Fast Tracks Entry into the World’s Largest and Fastest Growing Cannabis Market: The U.S. retail cannabis market is projected to be as high as approximately $50 billion in 2026[3], and this strategy aims to unlock the ability to capture share and return on investments made to date. Through these “stepping stone” transactions, Canopy will be strategically repositioned to capitalize on the benefits of complete ownership and control of its U.S. THC portfolio of assets following the Triggering Event.

[3]	MJBiz market forecast of total US retail cannabis market by 2026.

(b)

Establishes Industry-Leading, Premium-Focused Brand Powerhouse: Canopy USA’s portfolio includes some of the most recognized, iconic cannabis brands in the United States that we believe are ideally positioned in the fastest growing categories, such as edibles, vapes, and flower. Canopy USA is expected to leverage the best of each brand’s offerings to accelerate growth and market expansion as key states across the country continue to allow recreational cannabis usage, realizing value in the near term and setting Canopy up for a fast start upon U.S. federal permissibility of cannabis.

(c)

Financial Benefit via Revenue and Cost Synergies within Canopy USA: The combination of the Structured U.S. Investments is expected to generate revenue and cost synergies within Canopy USA by leveraging the brands, routes to market and operations of the full U.S. cannabis ecosystem, while eliminating redundancies across certain of the Structured U.S. Investments and the public company reporting costs of Acreage. Furthermore, as a result of the various investments, counterparties and definitive agreements in connection with the Structured U.S. Investments, the time, complexity and cost associated with monitoring and valuing each underlying contract is financially and logistically burdensome. As a result of the formation of Canopy USA, the Company has adopted a singular approach to its U.S. strategy. In the near term, we expect to realize value as a result of: (i) reduced operating expenses for Canopy with respect to the monitoring of the Structured U.S. Investments; and (ii) cost synergies across Canopy USA, including the elimination of public company reporting costs for Acreage, all of which are expected to be realized while cannabis remains federally illegal in the United States.

(d)

Exchangeable Shares Provide Optionality to Shareholders: While Canopy believes it currently complies with all applicable laws and regulations, the regulatory environment in the United States is rapidly evolving and highly uncertain. Accordingly, there is a risk that the Company’s interpretation of laws, regulations, and guidelines, may differ from those of others, including those of shareholders, government authorities, securities regulators, and stock exchanges. In this regard, please see the disclosure under the heading “Risk Factors Relating to the Amendment Proposal”. The Amendment Proposal is intended to provide all Shareholders with the opportunity to self-assess their level of comfort with the Company’s exposure to the United States cannabis market. The Exchangeable Shares provide Shareholders that may otherwise have concerns about the Company’s exposure to the United States cannabis market with an opportunity to retain an interest in Canopy through a non-voting and non-participating share.

(e)

Highlights the Value of Canopy’s U.S. THC Investments: While Canopy will not consolidate the financial results of Canopy USA, Canopy expects to highlight the value of these U.S. THC assets to investors following their acquisition.

(f)

Other Factors: The Board further considered current economics, industry and market trends affecting Canopy and information concerning the business, operations, assets, financial condition, operating results and prospects of Canopy.

The Board also considered a variety of risks and other potentially negative factors including those matters described under the heading “Risk Factors Relating to the Amendment Proposal”. The Board believed that overall, the anticipated benefits to Canopy outweighed these risks and negative factors.

The information and factors described above and considered by the Board in reaching their determinations and recommendations are not intended to be exhaustive, but include material factors considered by the Board. In view of the wide variety of factors considered and the complexity of these matters, the Board did not find it practicable to, and therefore did not, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the Board may have given different weight to different factors.

The Amendment Proposal

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, the Amendment Proposal, the full text of which is set forth in Appendix A to this Proxy

Statement, authorizing and approving the amendment to the Articles in order to: (i) create and authorize the issuance of an unlimited number of Exchangeable Shares; and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. Upon creation of the Exchangeable Shares, the Company will have two classes of shares outstanding; the Shares and the Exchangeable Shares.

The following summarizes the terms of the Shares and Exchangeable Shares following the amendment of the Articles. The following description of the share terms is qualified in its entirety by reference to the full text of the proposed share terms, which is set forth in Appendix B to this Proxy Statement.

Subject to the provisions of the CBCA, the special rights and restrictions attached to the Shares or Exchangeable Shares may be modified if the amendment is authorized by not less than 66 2/3% of the votes cast at a meeting of holders of all such shares duly held for that purpose. However, if the holders of Shares, as a class, or the holders of Exchangeable Shares, as a class, are to be affected in a manner materially different from any other classes of such shares, the amendment must, in addition, be authorized by not less than 66 2/3% of the votes cast at a meeting of the holders of the class of shares which is affected differently.

Shares

The holders of the Shares will be entitled to receive notice of and to attend and will be entitled to one vote at any meeting of the Shareholders of the Company for each Share held. The holders of the Shares will be entitled to receive dividends as and when the directors in their discretion declare dividends on the Shares and pay the same. The holders of the Shares will be entitled to receive the remaining property of the Company in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among its Shareholders for the purpose of winding-up its affairs. No subdivision or consolidation of the Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. Each issued and outstanding Share may at any time, at the option of the holder, be converted into one Exchangeable Share.

Exchangeable Shares

The holders of Exchangeable Shares will not be entitled to receive notice of, attend, or vote at meetings of the shareholders of the Company; provided that the holders of Exchangeable Shares will, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares will not be entitled to vote at such meetings. The holders of Exchangeable Shares will not be entitled to receive any dividends. In the event of the dissolution, liquidation or winding-up of the Company or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of Exchangeable Shares will not be entitled to receive any amount, property or assets of the Company. Each issued and outstanding Exchangeable Share may, at any time, at the option of the holder, be exchanged for one Share.

Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Common Shares, or a sale or conveyance of all or substantially all the assets of the Corporation to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of such Change of Control will remain outstanding and, upon the exchange of such Exchangeable Share thereafter, will be entitled to receive and will accept, in lieu of the number of Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event the Exchangeable Shares are to an other entity that are substantially similar to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the Board, acting reasonably, using the same exchange ratio as is applicable for the Shares in connection with the Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control will be exchanged for the Alternative Exchangeable Security.

The Exchangeable Shares are expected to be issued electronically in book-entry form only. While holders of Exchangeable Shares will be permitted to freely sell or transfer the Exchangeable Shares (provided the Shares that were converted into Exchangeable Shares were not “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act), the Company does not expect that an active or liquid trading market for the Exchangeable Shares will develop or be sustained. To the extent a holder of Shares that are “restricted securities” converts those Shares into Exchangeable Shares, those Exchangeable Shares will also be “restricted securities,” which can only be sold pursuant to a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. Please see the disclosure under the heading “Risk Factors Relating to the Amendment Proposal” in particular, under the heading “The Exchangeable Shares have different rights from the Shares and there may never be a trading market for the Exchangeable Shares.” The Exchangeable Shares are not expected to be listed on a stock exchange or over-the-counter market.

If the Adjusted Exchange Consideration includes cash, then the Company will, or will cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by the Company on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately prior to the Change of Control. All such funds will be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and will solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares into Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the Business Day immediately preceding the date of exchange, on a pro rata basis).

If, in connection with a Change of Control, a holder of a Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares will be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares will be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration will equal the consideration that a holder of Shares making an election on the terms set forth in the preceding sentence would have received in the transaction.

No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

Required Vote

You may select “For”, “Against” or “Abstain” with respect to the Amendment Proposal. The affirmative vote of 66 2/3% of the votes cast, in person or by proxy, will constitute approval of the Amendment Proposal. Broker non-votes, if any, and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT PROPOSAL. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” the Amendment Proposal.

It is a condition precedent to the creation of the Exchangeable Shares that the Shareholders approve the Amendment Proposal. If the Amendment Proposal does not receive the requisite approval, the Exchangeable Shares will not be created. In the event that the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, Canopy USA will not be permitted to exercise the rights to acquire shares of Acreage, Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Amended Acreage Arrangement and Canopy USA will continue to hold an option to acquire Wana and Jetty as well as exchangeable shares, warrants and options to acquire common shares in the capital of TerrAscend. In addition, the Amended and Restated Limited Liability Company Agreement will not be entered into and the Company is contractually required pursuant to the terms of the Consent Agreement, to convert the Non-Voting Shares into Canopy USA Class B Shares and cause Canopy USA to repurchase all of the Canopy USA Common Shares held by third parties in the event that the Consent Agreement is terminated, which will occur if CBG and Greenstar have not converted their Shares into Exchangeable Shares by 60 days after the Meeting. Canopy USA has the right to repurchase any Voting Shares held by the Trust on or before the earlier of Canopy USA’s acquisition of Acreage, Wana or Jetty in exchange for the amount paid by the Trust for such Voting Shares and any repurchase following the 60 month anniversary of the T1 Closing Date pursuant to the Trust SPA will be at a price per Voting Share equal to the fair market value as determined by an appraiser appointed by Canopy USA.

Voting and Support Agreement

On October 24, 2022, CBG and Greenstar entered into a voting and support agreement with the Company (the “Voting and Support Agreement”). The following description of the Voting and Support Agreement is qualified in its entirety by reference to the full text of the Voting and Support Agreement, which is attached as Schedule A to the Consent Agreement, which will be filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and with the United States Securities and Exchange Commission through EDGAR at www.sec.gov/edgar.

Pursuant to the terms of the Voting and Support Agreement, CBG and Greenstar agreed, subject to the terms and conditions thereof, among other things, to vote all of the Shares beneficially owned, directed or controlled, directly or indirectly, by them (the “Subject Shares”) for the Amendment Proposal. For greater certainty, the term Subject Shares includes all of the Shares that are acquired or controlled, directly or indirectly, before the Record Date.

Except as otherwise noted in the Voting and Support Agreement, CBG and Greenstar covenanted and agreed that they will vote (or cause to be voted) all Subject Shares for the Amendment Proposal.

As of the Record Date, CBG and Greenstar, collectively, beneficially owned, or exercised control or direction over, an aggregate of 17,149,925 Shares representing approximately 18.8% of the issued and outstanding Shares.

Risk Factors Relating to the Amendment Proposal

In assessing the resolution approving the Amendment Proposal, Shareholders should carefully consider the risks described below. Shareholders should also carefully consider the risks described under the heading “Risk Factors” in Canopy’s annual report on Form 10-K for the fiscal year ended March 31, 2023 as updated by the risks described under the heading “Risk Factors” in Canopy’s subsequently filed quarterly reports on Form 10-Q all as filed with the SEC through EDGAR at www.sec.gov/edgar and with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca, which risk factors are incorporated herein by reference. Readers are cautioned that such risk factors are not exhaustive and additional risks and uncertainties, including those currently unknown or considered immaterial to the Company may also adversely affect the Company.

Cannabis is a controlled substance in the United States and therefore subject to the Controlled Substances Act.

We are indirectly involved in ancillary activities related to the cannabis industry in jurisdictions in the United States where local state law permits such activities and, by virtue of, among other transactions, the Amended Acreage Arrangement, the Floating Share Arrangement, the Wana Option, the Jetty Options, the Cultiv8 Option, the Strix Warrant and our holding of securities in the capital of TerrAscend, we may be indirectly associated with the cultivation, processing or distribution of cannabis in the United States. In the United States, cannabis is regulated at both the federal and state levels. To our knowledge, there are to date approximately 40 states, and the District of Columbia, that have now legalized cannabis in some form, including California, Nevada, New York, New Jersey, Washington and Florida. Although several states allow the sale of cannabis at the state level, cannabis continues to be categorized as a controlled substance under the Controlled Substances Act (the “CSA”) and, as such, cultivation, distribution, sale and possession of cannabis violates federal law in the United States. The inconsistency between federal and state laws and regulations may result in a loss of the value of our investments and alliances in these businesses.

While state regulation in certain U.S. states may take a permissive approach to medical and/or adult-use of cannabis, the CSA may still be enforced by U.S. federal law enforcement officials against individuals and companies operating in those states for activity that is legal under state law. If the United States Department of Justice opted to pursue a policy of aggressively enforcing U.S. federal law against financiers or equity owners of cannabis-related businesses, then Acreage, TerrAscend, Wana and Jetty, for instance, could face (i) seizure of their cash and other assets used to support or derived from their business activities; and/or (ii) the arrest of its employees, directors, officers, managers and/or investors, who could face charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis.

Based on the advice of our legal advisors, the transaction structure was intended to (i) permit us to remain able to represent that we comply with U.S. federal criminal law, particularly direct or indirect violations of the Controlled Substances Act; and (ii) ensure that (a) we do not, directly or indirectly, violate Applicable Federal Law; (b) we will not directly violate U.S. federal law as we do not cultivate, distribute, sell, or possess cannabis in the United States; (c) we do not violate indirect federal law (such as aiding and abetting, conspiracy, or Racketeer Influenced and Corrupt Organizations (RICO) Act) because we do not control or profit from companies that cultivate, distribute, sell, or possess cannabis in the United States; and (d) we do not violate anti-money laundering laws because no funds will flow from entities that cultivate, distribute, sell, or possess cannabis in the United States to us. In particular, based on the advice of our legal advisors, this will not be impacted in the event that Canopy USA acquires Acreage, Wana or Jetty, exercises the Cultiv8 Option or converts the TerrAscend Exchangeable Shares into common shares of TerrAscend. While we believe, based on the advice of our legal advisors, that we currently comply, and will continue to comply (in the event that Canopy USA acquires Acreage, Wana or Jetty, exercises the Cultiv8 Option or converts the TerrAscend Exchangeable Shares into common shares of TerrAscend), with all applicable laws and regulations, there is a risk that our interpretation of laws, regulations, and guidelines, may differ from those of others, including those of shareholders, government authorities, securities regulators, and stock exchanges. In the event of an aggressive enforcement policy, the United States Department of Justice could allege that we and the Board, and potentially our Shareholders, “aided and abetted” violations of U.S. federal law as a result of the Amended Acreage Arrangement, the Floating Share Arrangement, the Wana Option, the Jetty Options, the Cultiv8 Option, the Strix Warrant or other transactions involving us. In these circumstances, we may lose our entire investment and directors, officers and/or our Shareholders may be required to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison. Conversely, in the event Canopy USA acquires Acreage, Wana or Jetty, exercises the Cultiv8 Option or converts the TerrAscend Exchangeable Shares into common shares of TerrAscend prior to federal permissibility of cannabis in the U.S., Canopy USA will not be in compliance with Applicable Federal Laws; however, based on the advice of our legal advisors, we do not believe this will have a material adverse effect on us if we continue to hold the Non-Voting Shares.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on us, including our reputation and ability to conduct business, the listing of our securities on the TSX, Nasdaq or other exchanges, our financial position, operating results, profitability or liquidity or the market price of our listed securities. Overall, an investor’s contribution to and involvement in our activities may result in federal civil and/or criminal prosecution, including forfeiture of his or her entire investment.

We are subject to certain restrictions of the TSX and Nasdaq, which may constrain our ability to expand our business in the United States.

Our Shares are currently listed on the TSX and Nasdaq, and accordingly, so long as we choose to continue to be listed on these exchanges, we must comply with the TSX and Nasdaq requirements or guidelines when conducting business, especially when pursuing opportunities in the United States.

On October 16, 2017, the TSX provided clarity regarding the application of the TSX Requirements to TSX-listed issuers with business activities in the cannabis sector. In the TSX Staff Notice, the TSX notes that issuers with ongoing business activities that violate U.S. federal law regarding cannabis are not in compliance with the TSX Requirements. The TSX reminded issuers that, among other things, should the TSX find that a listed issuer is engaging in activities contrary to the TSX Requirements, the TSX has the discretion to initiate a delisting review. Although we believe that we currently comply with all applicable laws and regulations, including the TSX Requirements, there is a risk that our interpretation may differ from the TSX and failure to comply with the TSX Requirements could result in a delisting of our Shares from the TSX or the denial of an application for certain approvals, such as to have additional securities listed on the TSX, which could have a material adverse effect on the trading price of our Shares and could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

While Nasdaq has not issued official rules specific to the cannabis or hemp industry, stock exchanges in the United States, including Nasdaq, have historically refused to list certain cannabis related businesses, including cannabis retailers, that operate primarily in the United States. Failure to comply with any requirements imposed by Nasdaq could result in the delisting of our Shares from Nasdaq or denial of any application to have additional securities listed on Nasdaq, which could have a material adverse effect on the trading price of our Shares.

Federal law in the United States may impose restrictions on our ability to bank with certain institutions, repatriate funds to Canada or pay dividends to Shareholders.

The U.S. federal prohibitions on the sale of cannabis may result in us or Canopy USA being restricted from accessing the U.S. banking system, and we or Canopy USA may be unable to deposit funds in federally insured and licensed banking institutions. Banking restrictions could be imposed due to institutions not accepting payments and deposits. We are, and Canopy USA will be upon exercise of any of the Jetty Options, Wana Option or Acreage Option, at risk that any of our and Canopy USA’s bank accounts could be closed at any time. Such risks increase our costs and the ability to handle any revenue received. In addition, activities in the United States, and any proceeds thereof, may be considered proceeds of crime due to the fact that cannabis remains federally illegal in the U.S.This may restrict our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

We may be subject to heightened scrutiny by regulatory authorities.

Any future investments, joint ventures or operations in the United States, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and/or the United States. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to invest in the United States or any other jurisdiction, in addition to those described herein.

The anticipated benefits of the strategy involving Canopy USA may not be realized.

Achieving the benefits anticipated through Canopy USA depends in part on the ability of Canopy USA to effectively capitalize on its scale, to realize the anticipated capital and operating synergies, to profitably sequence the growth prospects and to maximize the potential of its growth opportunities. The ability to realize these benefits from the acquisitions of Acreage, Wana and Jetty by Canopy USA will depend, in part, on successfully consolidating certain functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on Canopy USA’s ability to realize the anticipated growth opportunities and synergies. The integration of Acreage, Wana and Jetty by Canopy USA will require the dedication of substantial effort, time and resources on the part of Canopy USA’s management which may divert management’s focus and resources from other strategic opportunities available to Canopy USA and from operational matters during this process. In addition, the integration process could result in disruption of existing relationships with suppliers, employees, customers and other constituencies of each company. There can be no assurance that Canopy USA’s management will be able to integrate the operations of each of the businesses successfully or achieve any of the synergies or other benefits that are anticipated.

Operational and strategic decisions with respect to the integration of Acreage, Wana and Jetty have not yet been made and may present challenges. It is possible that the integration process could result in the loss of key employees, the disruption of the respective ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of management to maintain relationships with clients, suppliers, employees or to achieve the anticipated benefits. The performance of Canopy USA could be adversely affected if Canopy USA cannot retain key employees. As a result of these factors, it is possible that certain benefits expected from the formation of Canopy USA may not be realized. Any inability of Canopy USA’s management to successfully integrate the operations could have a material adverse effect on the business, financial condition and results of operations of Canopy USA and, ultimately, our business.

Canopy USA may divert the attention of our management, impact our ability to attract or retain key personnel or impact third party business relationships.

The attention of our management may be diverted from the day-to-day operations of Canopy in connection with the transactions that may be entered into between us and Canopy USA. These disruptions could be exacerbated by delays in completing certain transactions and could result in lost opportunities or negative impacts on performance, which could have a material and adverse effect on our current and future business, operations, financial condition and results of operations or prospects. As a result of the uncertainty, certain of our officers and employees may experience uncertainty about their future roles, which may adversely affect our ability to attract or retain key management and personnel.

In addition, third parties with which we currently have business relationships, including banks, industry partners, customers and suppliers, may experience uncertainty associated with our U.S. strategy, including with respect to maintaining current or future relationships with us. While we believe, based on the advice of our legal advisors, that we currently comply with all applicable laws and regulations and that we will remain in compliance in the event that Canopy USA acquires Acreage, Wana or Jetty, exercises the Cultiv8 Option or converts the TerrAscend Exchangeable Shares into common shares of TerrAscend, there is a risk that our interpretation of laws, regulations, and guidelines, may differ from those of others, including those of our banks, industry partners, customers and suppliers. Such uncertainty could have a material and adverse effect on our current and future business, operations, results of operations, financial condition and prospects.

Certain of our directors, officers and employees may have interests that may be different from those of our Shareholders.

In considering the unanimous recommendation of the Board to vote in favor of the resolution to approve the Amendment Proposal, Shareholders should be aware that certain members of our executive leadership team and the Board have interests in connection with the Amendment Proposal that differ from, or are in addition to, those of Shareholders generally and may present them with actual or potential conflicts of interest in connection with the Amendment Proposal. For example, two of our current directors are executive officers of CBI and a third is also a CBI director. Each of these three Canopy directors was designated by CBI pursuant to the Investor Rights Agreement. In addition, CBI has indicated its current intention to convert its current holdings of Shares into Exchangeable Shares, conditional upon the approval of the Amendment Proposal. The Board was aware of, and considered, these interests when it determined to unanimously recommend that Shareholders vote in favor of the resolution to approve the Amendment Proposal.

The failure to approve the Amendment Proposal could negatively impact us and our future operations, financial condition and prospects.

The resolution to approve the Amendment Proposal requires approval by 66 2⁄3% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting. There can be no certainty, nor can we provide any assurance, that the required Shareholder approval will be obtained. If the Amendment Proposal is not approved, the Floating Share Arrangement will not be completed and the Acreage Option, Wana Option and Jetty Options will not be exercised on the anticipated timeline. In addition, the Amended and Restated Limited Liability Company Agreement will not be entered into and the Company is contractually required pursuant to the terms of the Consent Agreement, to convert the Non-Voting Shares into Canopy USA Class B Shares and cause Canopy USA to repurchase all of the Canopy USA Common Shares held by third parties in the event that the Consent Agreement is terminated, which will occur if CBG and Greenstar have not converted their Shares into Exchangeable Shares by 60 days after the Meeting. Canopy USA has the right to repurchase any Voting Shares held by the Trust on or before the earlier of Canopy USA’s acquisition of Jetty, Wana or Acreage in exchange for the amount paid by the Trust for such Voting Shares and any repurchase following the 60 month anniversary of the T1 Closing Date pursuant to the Trust SPA will be at a price per Voting Share equal to the fair market value as determined by an appraiser appointed by Canopy USA. There are risks that the dedication of substantial resources by our management to the completion of these transactions could have a negative impact on our current business relationships (including with current and prospective employees, customers, distributors, suppliers and partners) and could have a material adverse effect on our current and future business, operations, results of operations, financial condition and prospects. In addition, failure to approve the Amendment Proposal for any reason could materially and negatively impact the market price of our Shares.

There can be no certainty that all conditions to the Floating Share Arrangement and the amended Acreage Arrangement Agreement (as defined below) will be satisfied or waived, including, in the case of the Floating Share Arrangement, obtaining approval of the Amendment Proposal by the Exercise Outside Date, which may result in the acquisition of Acreage not being completed

There can be no certainty, nor can the Company provide any assurance, that all conditions precedent contained in the Floating Share Arrangement Agreement and the amended Acreage Arrangement Agreement will be satisfied or waived, including that the current Exercise Outside Date of March 31, 2024 is extended or in the event of a default pursuant to the Acreage Debt. In addition, the Floating Share Arrangement is subject to certain conditions precedent which, among other things, includes the receipt of approval from the Shareholders on the Amendment Proposal by the Exercise Outside Date. There can be no certainty, nor can the Company provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. If such conditions precedent are not satisfied, it may result in the acquisition of Acreage not being completed.

Acreage’s financial statements express doubt about its ability to continue as a going concern.

Acreage’s publicly available financial statements as of and for three and nine months ended September 30, 2023 filed with the SEC on November 14, 2023 (“Acreage’s September 30, 2023 Interim Financial Statements”) express doubt about Acreage’s ability to continue as a going concern. In particular, Acreage’s September 30, 2023 Interim Financial Statements state: “[Acreage] had an accumulated deficit as of September 30, 2023, as well as a net loss and negative cash flow from operating activities for the nine months ended September 30, 2023. Additionally, subsequent to quarter end the Company was temporarily in default of the [Acreage Hemp Loan, pursuant to which a subsidiary of Acreage owed approximately $46.8 million to a subsidiary of Canopy as of September 30, 2023] . . . These factors raise substantial doubt about [Acreage]’s ability to continue as a going concern for at least one year from the issuance of these financial statements.” In the event that Acreage is unable to continue as a going concern, the Amended Acreage Arrangement and the Floating Share Arrangement may not be completed. In the event that the Amended Acreage Arrangement and the Floating Share Arrangement are completed and Acreage is unable to continue as a going concern, this would have a negative impact on Canopy USA’s business, financial results and operations and have an adverse impact on the Company’s United States strategy, and, ultimately, the Company’s financial results and operations.

In view of the foregoing, Acreage’s continuation as a going concern is dependent upon its continued operations, which in turn is dependent upon, among other things, Acreage’s ability to meet its financial requirements. There is no assurance that Acreage will be successful in its plans to fund its operations and debt obligations as they become due and payable. Accordingly, in the event Acreage cannot satisfy its debt obligations as they become due, Canopy may lose the Option Premium. In addition, Acreage may be required to terminate or significantly curtail its operations or enter into arrangements with third parties that may require Acreage to relinquish rights to certain aspects of its business and/or dispose of certain assets, which may ultimately result in Acreage not being able to satisfy the conditions in the Amended Acreage Arrangement and the Floating Share Arrangement and the acquisition of Acreage not being completed.

The Trust’s ownership interest in Canopy USA is currently not quantifiable and the Trust may have significant ownership and influence over Canopy USA upon completion of the Trust Transaction

In connection with the Trust Transaction, the Trust will, subject to the terms and conditions of the Trust SPA, be issued (i) the T1 Canopy USA Common Shares and the T1 Canopy USA Warrants pursuant to the T1 Investment (ii) the T2 Canopy USA Common Shares and the T2 Canopy USA Warrants in accordance with the terms of either the T2 Investment, the T2 EoD Option, the T2 Notice Option or the T2 Option; (iii) the T3 Canopy USA Voting Shares and T3 Canopy USA Warrants in accordance with the terms of the Canopy USA T3 Option; and (iv) the T4 Canopy USA Voting Shares in accordance with the Canopy USA T4 Option, with a total aggregate value of up to $20 million. In accordance with the Trust SPA, the purchase price will be determined by a future fair market valuation and accordingly, the number of shares of Canopy USA to be issued to the Trust pursuant to the terms of the Trust SPA is currently not known and is not quantifiable as of the date hereof. Upon completion of the Trust Transaction, the Trust may hold a significant ownership interest in Canopy USA and as a result, shareholders of Canopy USA, including Canopy, may be significantly diluted following the completion of the Trust Transaction. Further, if the Trust holds a significant ownership interest in Canopy USA, the Trust will be in a position to exercise significant influence over matters requiring Canopy USA shareholder approval, subject to the terms of the Amended and Restated Protection Agreement. In addition, pursuant to the Amended and Restated Limited Liability Company Agreement, the Trust has the right to designate the Trust Nominee for appointment to the Canopy USA board of managers so long as the Trust holds at least 4.4% of the issued and outstanding Canopy USA Common Shares and with the other Class A Nominee, will have approval rights over Key Decisions. There can be no assurance that the Trust’s interests will align with the interests of Canopy or other shareholders of Canopy USA.

The Company is unable to control Canopy USA.

By virtue of the Company holding Non-Voting Shares and the implementation of the Structural Amendments, the Company is unable to control Canopy USA. In these circumstances, the Company will not have the power to control, direct or exercise decisive influence over Canopy USA. There are no guarantees that Canopy USA’s interests will align with the interests of the Company or the interests of its Shareholders. As a result, Canopy USA’s board of managers could take actions that are contrary to the interests of the Company or its Shareholders, including preventing Canopy USA from entering into transactions that could be beneficial to the Company or its Shareholders.

The Company has not received audited financial statements with respect to Jetty.

The current financial information regarding Jetty that management has reviewed was prepared from Jetty’s internal management accounts. These internal management accounts and other information provided by Jetty has not been audited, reviewed, compiled, examined or subject to any procedures by an independent public accountant, and Canopy has not independently verified the management accounts or the related financial information provided by Jetty. In addition, actual results for such periods may not be indicative of future results.

While the Company understands that Jetty is working to produce audited financial statements, the Company has not received such audited financial statements to date. These audited financial statements may include financial results that are different than or less positive than the unaudited financial information for Jetty that has been provided to the Company.

The Exchangeable Shares have different rights from the Shares and there may never be a trading market for the Exchangeable Shares.

If the Amendment Proposal is approved, Shareholders will have the option to convert their Shares into Exchangeable Shares. There are important differences between the rights of the Shares and the Exchangeable Shares. While each Exchangeable Share is convertible into a Share, the Exchangeable Shares will not carry voting rights, rights to receive dividends or other rights upon dissolution. For example, holders of Exchangeable Shares will not be able to exercise voting rights at meetings of Shareholders and will not receive distributions if dividends are declared by our Board. The differences between the rights of holders of the Exchangeable Shares and Shares are significant and may materially and adversely affect the market value of your investment.

Presently, there are no plans to list the Exchangeable Shares on a securities exchange or in the over-the-counter market, and there is not expected to be a market for trading of the Exchangeable Shares. Thus, persons holding Exchangeable Shares will likely have no ability to sell their Exchangeable Shares and will likely have to exchange them for Shares in order to have any liquidity.

The trading price of our Shares cannot be guaranteed and may be volatile due to various market-related and other factors.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Securities of companies in the cannabis industry have experienced substantial volatility often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include global economic developments and market perceptions of the industry. There can be no assurance that continuing fluctuations in price will not occur. The market price of the Shares is also likely to be affected by changes in our financial condition or results of operations. Other factors unrelated to our performance that may have an effect on the price of our Shares include: (a) current events affecting the economic situation in Canada, the United States and internationally; (b) trends in the cannabis industry; (c) regulatory and/or government actions, rulings or policies; (d) changes in financial estimates and recommendations by securities analysts or rating agencies; (e) acquisitions and financings;

(f) quarterly variations in operating results; (g) the operating and share price performance of other companies, including those that investors may deem comparable; and (g) the issuance of additional equity securities or the perception that such issuance may occur.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of the Company

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Shares as of the Record Date (February 12, 2024) for:

•	all persons known by us to own beneficially more than 5% of our issued and outstanding Shares;

•	each of our “named executive officers” as such term is defined under the rules of the SEC;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Shares beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Number of Percent of Class(2)
Greater than 5% Shareholders
CBI Group	17,149,925	(3)	18.8%
Directors and Named Executive Officers
Judy A. Schmeling	42,053	(4)	*
David Klein	198,826	(5)	*
David Lazzarato	17,042	(6)	*
Garth Hankinson	—		—
James A. Sabia	150	(7)	*
Theresa Yanofsky	17,501	(8)	*
Judy Hong	30,744	(9)	*
Christelle Gedeon	10,404	(10)	*
Willy Kruh	—		—
Luc Mongeau	—		—
Current Directors and Executive Officers as a Group (10 persons)	316,720		*

Notes:

*	Less than 1%.

(1)	Except as otherwise indicated, the address for each Shareholder listed is c/o Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.
(2)

The percentages above are based on 91,114,604 Shares outstanding as of February 12, 2024. In accordance with the rules of the SEC, Shares that may be issued upon the exercise of or vesting of derivative securities (such as a stock options or of restricted stock units) within 60 days of February 12, 2024 are deemed to be beneficially owned by the person holding such stock options or restricted stock units and are treated as outstanding for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)

Consists of 6,699,925 Shares held by Greenstar, 10,450,000 Shares held by CBG. According to the Schedule 13D/A (Amendment No. 12) (“13D/A#12”) filed with the SEC on November 3, 2023 by CBG, Greenstar II LLC (“GII”), Greenstar II Holdings LLC (“GIIH”), Greenstar, Greenstar Canada Investment

Corporation (“GCIC”), Constellation Brands Canada Holdings ULC (“CBCH ULC”), Constellation Capital LLC (“CC LLC”), Constellation International Holdings Limited (“CIHL”) and CBI, each of Greenstar, GCIC, CBCH ULC, CC LLC and CIHL has shared voting and dispositive power over 6,699,925 Shares and CBI has shared voting and dispositive power over 17,149,925 Shares. Other than information relating to the CBI Group’s percentage of beneficial ownership and the effect of the Company’s share consolidation effective December 15, 2023 on the CBI Group’s share ownership, the foregoing information is based solely on the information provided in 13D/A#12. This beneficial owner’s address is 207 High Point Drive, Victor, New York 14564.
(4)	Consists of 32,009 Shares held directly by Ms. Schmeling and 10,044 restricted stock units (“RSUs”) that will vest within 60 days of February 12, 2024.
(5)	Consists of 17,566 Shares held directly by Mr. Klein and options that could be exercised within 60 days of February 12, 2024 to acquire an additional 181,260 Shares.
(6)	Consists of 10,347 Shares held directly by Mr. Lazzarato and 6,695 RSUs that will vest within 60 days of February 12, 2024.
(7)	Consists of 150 Shares held jointly with Mr. Sabia’s spouse in the James A. Sabia and Brooke M. Sabia Trust.
(8)	Consists of 10,806 Shares held directly by Ms. Yanofsky and 6,695 RSUs that will vest within 60 days of February 12, 2024.
(9)	Consists of 299 Shares held directly by Ms. Hong and options that could be exercised within 60 days of February 12, 2024 to acquire an additional 30,445 Shares.
(10)	Consists of options that could be exercised within 60 days of February 12, 2024 by Dr. Gedeon.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The CBI Group Investments

On November 2, 2017, Greenstar invested C$245 million (or approximately $191 million4) in Canopy in exchange for (i) 18,876,901 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023); and (ii) 18,876,901 Share purchase warrants exercisable at an exercise price per Share of C$12.9783 (or approximately $10.1322) (prior to giving effect to the Company’s share consolidation effective December 15, 2023) (the “Greenstar Warrants”). On May 1, 2020, the Greenstar Warrants were exercised for aggregate gross proceeds of approximately C$245 million (or approximately $174 million4).

In connection with our offering of senior notes of the Company due July 2023 (the “Canopy Notes”) pursuant to an indenture dated June 20, 2018, among Canopy, GLAS Trust Company LLC and Computershare Trust Company of Canada, Greenstar purchased C$200 million (or approximately $150 million) worth of Canopy Notes. Prior to the Company entering into a second supplemental indenture dated June 29, 2022, amending the terms of the Canopy Notes (the “Second Supplement”), the C$200 million principal amount of Canopy Notes held by Greenstar were convertible in certain circumstances and subject to certain conditions into an aggregate of 4,151,540 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023). Pursuant to the Second Supplement, the Company irrevocably surrendered its right to settle the conversion of any Canopy Note by the issuance of Shares or a combination of cash and Shares.

On November 1, 2018, CBG invested C$5.073 billion (or approximately $3.877 billion4) in Canopy in exchange for (i) 104,500,000 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023) at a price of C$48.54 (or approximately $37.094) per Share, and (ii) 139,745,453 Share purchase warrants (the “CBG Warrants”), of which 88,472,861 CBG Warrants (the “Original Tranche A Warrants”) had an exercise price of C$50.40 (or approximately $38.52) (prior to giving effect to the Company’s share consolidation effective December 15, 2023) and were exercisable until November 1, 2021 and the remaining 51,272,592 CBG Warrants (the “Original Tranche B Warrants”) had an exercise price based on the five-day volume weighted average price of the Shares on the TSX at the time of exercise, and would become immediately exercisable only following the exercise of the Original Tranche A Warrants.

[4]	Based on the foreign exchange rate as of the date of the transaction.

On April 18, 2019, CBG, GCILP and Canopy entered into the Investor Rights Agreement and CBG and Canopy entered into a consent agreement (the “First Consent Agreement”). In connection with these agreements, on June 27, 2019, Canopy also amended the terms of the Original Tranche A Warrants and the Original Tranche B Warrants as follows: (a) extended the term of the Original Tranche A Warrants to November 1, 2023 and, (b) replaced the Original Tranche B Warrants with two tranches of warrants (the “Tranche B Warrants” and the “Tranche C Warrants”) each of which only vested and became exercisable once all Original Tranche A Warrants were exercised until November 1, 2026, with different terms: the Tranche B Warrants were exercisable to acquire 38,454,444 million Shares at a price of C$76.68 (or approximately $58.55) (prior to giving effect to the Company’s share consolidation effective December 15, 2023) per Share and the Tranche C Warrants were exercisable to acquire 12,818,148 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023) at a price equal to the 5-day volume-weighted average price of the Shares immediately prior to exercise.

On June 29, 2022, Greenstar entered into an exchange agreement with the Company, pursuant to which Greenstar agreed to exchange C$100 million principal amount of the Canopy Notes for 29,245,456 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023). The exchange was part of an exchange by the Company of an aggregate of approximately C$260 million principal amount of Canopy Notes held by Greenstar and certain other holders into Shares. Following the closing of this transaction, Greenstar held $100 million principal amount of Canopy Notes.

On October 24, 2022, CBG, GCILP and the Company entered into the Consent Agreement, pursuant to which CBG was expected to surrender for cancellation the warrants held by CBG to purchase 139,745,453 Shares (prior to giving effect to the Company’s share consolidation effective December 15, 2023). However, the Original Tranche A Warrants expired pursuant to their terms on November 1, 2023 and the Tranche B Warrants and the Tranche C Warrants were only eligible to be exercised if the Original Tranche A Warrants were exercised. Accordingly, as of the date hereof, the CBI Group no longer holds any warrants to acquire Shares.

On April 13, 2023, Greenstar entered into an exchange agreement with the Company pursuant to which the Company agreed to purchase for cancellation the remaining C$100 million principal amount of Canopy Notes held by Greenstar in exchange for: (i) a cash payment to Greenstar in the amount of unpaid and accrued interest owing under the Canopy Notes held by Greenstar; and (ii) an unsecured promissory note (the “Promissory Note”) issued to Greenstar in the aggregate principal amount of C$100 million payable on December 31, 2024 (the “Maturity Date”), which bears interest at a rate of 4.25% per year, payable on the Maturity Date. The Promissory Note contains customary events of default and permits the repayment of the principal amount and accrued and unpaid interest owing under the Promissory Note at any time prior to the Maturity Date without penalty. As a result of this transaction, Greenstar no longer holds any Canopy Notes.

As of the Record Date, the CBI Group holds, in the aggregate, 17,149,925 Shares and $100 million principal amount owing pursuant to the Promissory Note. The Shares held by the CBI Group represent approximately 18.8% of the issued and outstanding Shares as of the Record Date.

It is anticipated that, promptly following the amendment of the Articles to create the Exchangeable Shares, the Shares held by the CBG Group will be converted into Exchangeable Shares. Further details are set forth under the heading “Amendment Proposal – Background”.

Investor Rights Agreement

Canopy and the CBI Group entered into the Investor Rights Agreement pursuant to which the CBI Group has certain governance rights which are summarized below. On October 24, 2022, we entered into the Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note held by Greenstar, all agreements between the Company and CBI, including the Investor Rights Agreement, will be terminated. Further details are set forth under the heading “Amendment Proposal – Background”.

Board Representation

Pursuant to the Investor Rights Agreement, the CBI Group is entitled to designate four nominees for election or appointment to the Board for so long as the CBI Group holds the Target Number of Shares (as defined in the Investor Rights Agreement). The CBI Group no longer holds the Target Number of Shares. In addition, on October 24, 2022, we entered into the Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note held by Greenstar, all agreements between the Company and CBI, including the Investor Rights Agreement, will be terminated. We also anticipate that the CBI nominees that are currently sitting on the Board, being Judy Schmeling, Garth Hankinson and James Sabia, will resign as directors of the Company following the termination of the Investor Rights Agreement. Further details are set forth under the heading “Amendment Proposal – Background”.

Exclusivity Covenant and Termination

In addition, pursuant to the Investor Rights Agreement, the CBI Group agreed, for a limited period of time and subject to certain exceptions, to certain post-termination, non-competition restrictions, which include not pursuing other cannabis opportunities and not directly or indirectly participating in a competing business anywhere in the world.

The Investor Rights Agreement provides that the agreement will terminate upon the earlier of: (i) the mutual consent of the parties; (ii) the date on which the CBI Group owns less than 3,300,000 Shares; and (iii) the date of a non-appealable court order terminating the Investor Rights Agreement under certain circumstances.

On October 24, 2022, we entered into the Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note held by Greenstar, all agreements between the Company and CBI, including the Investor Rights Agreement, will be terminated. As a result, the CBI Group will no longer be subject to the non-competition restrictions in the Investor Rights Agreement. Further details are set forth under the heading “Amendment Proposal – Background”.

Pre-Emptive Rights and Top-Up Rights

Additionally, under the Investor Rights Agreement, the CBI Group has certain pre-emptive rights as well as certain top-up rights in order to maintain its pro rata equity ownership position in Canopy in connection with any offering or distribution of securities by Canopy (subject to certain exceptions).

Consent Agreements

Pursuant to the First Consent Agreement, the Company agreed that without the prior written consent of CBG, such consent not to be unreasonably withheld, the Company will not (i) exercise its right to acquire all of the issued and outstanding shares of Acreage prior to the date federal laws in the United States are amended to permit the general cultivation, distribution and possession of marijuana (as defined in 21 U.S.C 802) or to remove the regulation of such activities from the federal laws of the United States; (ii) amend, modify, supplement or restate the arrangement agreement between the Company and Acreage dated April 18, 2019, as amended on May 15, 2019 (“Acreage Arrangement Agreement”); or (iii) waive any terms, covenants or conditions set forth in the Acreage Arrangement Agreement.

In addition, we also agreed that if the CBI Group receives any notification or communication of any violation or contravention of applicable law or any liability to the CBI Group under applicable law or any notification or communication that would be expected to result in a violation or contravention of applicable law or any actual liability to the CBI Group under applicable law, as a result of the license agreement between us and

Acreage, CBG has the right to direct and cause us to terminate the license agreement in accordance with its terms, provided that we will have an opportunity to cure any such violation, contravention or liability and CBG will be required to take all commercially reasonable efforts to assist us in addressing such violation, contravention or liability.

On June 24, 2020, the Company and Acreage entered into a proposal agreement (the “Proposal Agreement”) to amend the terms of the existing plan of arrangement made pursuant to the Acreage Arrangement. Concurrent with the execution of the Proposal Agreement, on June 24, 2020, Canopy and CBG entered into a second consent agreement (the “Second Consent Agreement”). As the transactions contemplated by the Proposal Agreement may result in certain taxes owing by CBG or its affiliates, the Company agreed, pursuant to the Second Consent Agreement, to indemnify CBG and its affiliates for such taxes and losses incurred in relation to such taxes, subject to certain exceptions. The Company and CBG have agreed to terminate the First Consent Agreement and the Second Consent Agreement upon termination of the Investor Rights Agreement.

On October 24, 2022, the Company entered into an arrangement agreement with Canopy USA and Acreage, pursuant to which, subject to Acreage shareholder approval and the terms and conditions of the agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares. The acquisition of the Floating Shares is expected to occur immediately prior to the acquisition of the Fixed Shares; provided that in the event that the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, the Floating Share Arrangement Agreement will be terminated. Canopy will not hold any Fixed Shares or Floating Shares of Acreage.

On October 24, 2022, we entered into the Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note held by Greenstar, all agreements between the Company and CBI will terminate, including the First Consent Agreement and the Second Consent Agreement, will be terminated. Further details are set forth under the heading “Amendment Proposal – Background”.

Relationship with CBI Group

See the information above under the headings “The CBI Group Investments,” “Investor Rights Agreement” and “Consent Agreements” for a discussion of the Company’s relationship with CBI Group.

In addition, some of our officers and directors have relationships with or are/were employed by the CBI Group, which include the following:

•	David Klein, our CEO, previously served as EVP and CFO of CBI;

•	Garth Hankinson, one of our directors, currently serves as the EVP and CFO of CBI;

•

Robert L. Hanson, who served as one of our directors until February 6, 2024, currently serves as EVP and President, Wine & Spirits at CBI (Mr. Hanson and CBI have mutually agreed that Mr. Hanson will step down from his role at CBI at the end of CBI’s fiscal year on February 29, 2024) and formerly served as a director of CBI;

•	Judy A. Schmeling, the Chair of the Board and Member of the Audit Committee, is also a director of CBI; and

•	James A. Sabia, one of our directors, serves as EVP and President, Beer Division of CBI.

The Chief Legal Officer is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Item 404(a) of Regulation S–K are presented to the Audit Committee for pre-approval or ratification by members of the Audit

Committee in their discretion at the Audit Committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Audit Committee may reasonably request. If a potential related person transaction involves the Chief Legal Officer, the Chief Financial Officer would assume the responsibilities of the Chief Legal Officer under the policy with respect to that transaction.

The Audit Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Audit Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. Following the adoption of this policy, we are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) that has not been pre-approved or ratified pursuant to this policy.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Proxy Statement, to the best of the Company’s knowledge, no director or executive officer of the Company or persons or companies who directly or indirectly beneficially own, or exercise control or direction over, more than 10% of any class of the Company’s outstanding voting securities, nor any associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recent financial year or in any proposed transaction which has materially affected or will materially affect the Company.

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL GENERAL MEETING

Canopy is subject to both the rules of the SEC under the Exchange Act, and the provisions of the CBCA with respect to Shareholder proposals. As clearly indicated under the CBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2024 annual general meeting of Shareholders must have submitted their proposals to the Corporate Secretary of the Company on or before April 18, 2024 (which is 120 calendar days before the anniversary of the date notice of the ability to access the proxy statement relating to our 2023 Annual General and Special Meeting of Shareholders (the “2023 Meeting”) was first sent to Shareholders), and must otherwise comply with the requirements of Rule 14a-8. In the event that we hold our 2024 annual general meeting of Shareholders more than 30 days before or after the one-year anniversary date of the 2023 Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders. A proposal submitted to the Corporate Secretary should be submitted in writing to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Corporate Secretary.

Under the CBCA to be eligible to submit a Shareholder proposal, the Shareholder must hold at least 1% of the outstanding Shares or such number of Shares with a fair market value of at least $2,000. If the proposal involves the nomination of one or more directors, it must also be signed by one or more Shareholders representing in the aggregate at least 5% of the Shares entitled to vote at the applicable meeting of Shareholders (and, in that case, there is no limit on the number of nominees that may be submitted by proposal). The CBCA explicitly extends the right to submit a Shareholder proposal to non-registered Shareholders.

If the Company receives an eligible proposal, it is required to include it in its proxy materials for the applicable meeting of Shareholders. Under the CBCA, the Company may reject a proposal and exclude it from its proxy circular on the basis of certain specified procedural or substantive grounds, some of which are similar to those under the SEC’s Rule 14a-8. Under the CBCA, the Company is not required to include a proposal in its proxy materials if the proposal is not submitted to the Company 90-150 days before the anniversary of the last annual meeting of Shareholders.

Under the CBCA, Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with our 2024 annual meeting of Shareholders must submit their proposals between April 28, 2024 and June 27, 2024, which is the 60-day period between 150 and 90 days before the anniversary date of the 2023 Meeting.

HOUSEHOLDING OF MEETING MATERIALS

Some Intermediaries have adopted a procedure called “householding.” Under this procedure, some Intermediaries may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement to multiple shareholders who share the same address, unless contrary instructions have been received from the affected Shareholders. This procedure reduces the environmental impact of our annual meetings and reduces Canopy’s printing and mailing costs. Once you have received notice from your Intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your Intermediary.

DISTRIBUTION OF CERTAIN DOCUMENTS

This Proxy Statement is available at www.canopygrowth.com/investors/investor-events/special-meeting-2024.

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.canopygrowth.com, on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca. We will furnish copies of our filings (without exhibits), including this Proxy Statement, without charge to any Shareholder upon written request to 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Investor Relations, by telephone at 1-855-558-9333 x 122 or by email request to invest@canopygrowth.com.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca.

By order of the Board of Directors,

David Klein
Chief Executive Officer

Ontario, Canada

February 12, 2024

APPENDIX A

AMENDMENT PROPOSAL

“BE IT RESOLVED THAT:

1.	The articles of Canopy Growth Corporation (the “Company”) shall be amended as follows:

(a)	to create an unlimited number of shares of a class designated as “Exchangeable Shares”;

(b)	to restate the rights, privileges, restrictions and conditions attaching to the common shares in the capital of the Company (the “Common Shares”);

(c)	after giving effect to the foregoing, the authorized capital of the Company shall consist of an unlimited number of Common Shares and an unlimited number of Exchangeable Shares; and

(d)

to provide that the rights, privileges restrictions and conditions attached to the Common Shares as a class and the Exchangeable Shares as a class shall be substantially as set out in Appendix B to the proxy statement of the Company dated February 12, 2024, or with such other terms and conditions a may be deemed appropriate by the Board of Directors of the Company.

2.	The Company shall deliver the articles of amendment reflecting such share reorganization in the prescribed form to the Director appointed under the Canada Business Corporations Act.

3.

Notwithstanding that this resolution has been duly passed by the holders of Common Shares of the Company, the directors of the Company are hereby authorized and empowered, if they decide not to proceed with the aforementioned resolution, to revoke this resolution at any time prior to the implementation of the share reorganization, without further notice to, or approval of, the shareholders of the Company.

4.

Any one or more director or officer of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under corporate seal of the Company or otherwise, the articles of amendment reflecting such share reorganization and all such agreements, forms, waivers, notices, certificates, confirmations and other documents and instruments and to do or cause to be done all such other acts and things, as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.”

A-1

APPENDIX B

PROPOSED ARTICLES OF AMENDMENT

ARTICLES OF AMENDMENT

SCHEDULE

I.	The Articles of the Corporation are hereby amended as follows:

1.	to increase the authorized capital by creating an unlimited number of exchangeable shares (the “Exchangeable Shares”);

2.

to restate the rights, privileges, restrictions and conditions attaching to the common shares in the capital of the Corporation (the “Common Shares”) by replacing them in their entirety with the rights, privileges, restrictions and conditions set out herein; and

3.

to provide, that after giving effect to the foregoing, the Corporation be and is hereby authorized to issue an unlimited number of Common Shares and an unlimited number of Exchangeable Shares having the rights, privileges, restrictions and conditions set forth in Exhibit “A”, attached hereto.

EXHIBIT “A”

PROVISIONS ATTACHING TO THE COMMON SHARES AND EXCHANGEABLE SHARES

COMMON SHARES

1.

Voting Rights. The holders of the Common Shares shall be entitled to receive notice of and to attend and shall be entitled to one vote at any meeting of the shareholders of the Corporation for each Common Share held.

2.	Dividends. The holders of the Common Shares shall be entitled to receive dividends as and when the directors shall in their discretion declare dividends on the Common Shares and pay the same.

3.

Dissolution. The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

4.

Conversion Right. Each issued and outstanding Common Share may at any time, at the option of the holder, be converted for one Exchangeable Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the person appointed by the Corporation as the transfer agent and registrar of the Common Shares and the Exchangeable Shares (the “Transfer Agent”) accompanied by the certificate or certificates representing the Common Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Common Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Common Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will cause the Transfer Agent to issue a share certificate or other evidence of ownership representing Exchangeable Shares on the basis set out above to the registered holder of the Common Shares. If fewer than all of the Common Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Common Shares converted into Exchangeable Shares hereunder will automatically be cancelled.

5.

Subdivision or Consolidation. No subdivision or consolidation of the Common Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

EXCHANGEABLE SHARES

1.

Voting Rights. The holders of Exchangeable Shares shall not be entitled as such to vote at meetings of the shareholders of the Corporation except as otherwise provided by the Canada Business Corporations Act or as required by applicable law or as required by an order of a court of competent jurisdiction; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of any meeting of the shareholders of the Corporation and to receive notice of and to attend any meeting of the shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or assets, or a substantial part thereof.

2.	Dividends. The holders of the Exchangeable Shares shall not be entitled to receive any dividends.

3.

Dissolution. In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Corporation.

4.

Conversion Right. Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be converted for one Common Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Transfer Agent accompanied by the certificate or certificates representing the Exchangeable Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Exchangeable Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Exchangeable Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will cause the Transfer Agent to issue a share certificate or other evidence of ownership representing Common Shares on the basis set out above to the registered holder of the Exchangeable Shares. If fewer than all of the Exchangeable Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Exchangeable Shares converted into Common Shares hereunder will automatically be cancelled.

5.

Change of Control Adjustment. Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Common Shares, or a sale or conveyance of all or substantially all the consolidated assets of the Corporation and its subsidiaries to any other body corporate, trust, partnership or other entity (each a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of a Change of Control shall remain outstanding and, upon the conversion of such Exchangeable Share thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event that, in connection with a Change of Control, the Exchangeable Shares are to be exchanged for securities of another body corporate, trust, partnership or other entity that are substantially equivalent in all respects to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the board of directors of the Corporation, acting reasonably, using the same exchange ratio as is applicable for the Common Shares in connection with such Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control shall be exchanged for the Alternative Exchangeable Security.

If the Adjusted Exchange Consideration includes cash, then (a) the Corporation shall use its commercially reasonable efforts to ensure that such cash is neither derived in a manner that violates, or derived from any business or operations in violation of, the Controlled Substances Act (21 U.S.C. § 801, et seq.), and (b) the Corporation shall, or shall cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by the Corporation on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately following the Change of Control. All such funds shall be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and shall solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis).

If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then each holder of Exchangeable Shares shall be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares shall be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration shall equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction. After any adjustment pursuant to these terms, the term “Common Shares”, where used above, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the holder is entitled to receive upon the exchange of Exchangeable Shares, and the number of Common Shares indicated by any exchange of an Exchangeable Share shall be interpreted to mean the number of Common Shares or other property or securities the holder of the Exchangeable Share is entitled to receive upon the exchange of an Exchangeable Share as a result of such adjustment and all prior adjustments pursuant to these terms.

6.

Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

BROKER ADDRESS 123 ANY STREET ANY CITY/PROVINCE A1A 1A1 PROXY FORM C LOGO HERE E: Special Meeting Canopy Growth Corporation 010 M 1/1 WHEN: 81 1 Tuesday, January 10, 2023 at 1:00 pm EST 2 V: OF S91970 S:3 E:2 WHERE: JOHN A. SAMPLE 1 A:A www.virtualshareholdermeeting.com/WEEDSPECIAL2023 123 ANY STREET ANYCITY PR A1A 1A1 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX CONTROL NO.:âž” PROXY DEPOSIT DATE: January 6, 2023 at 1:00 pm EST The control number has been assigned to you to identify your shares for voting. You must keep your control number confidential and not disclose it to others other than when you vote using one of the voting options set out on this form. Should you send this form or provide your control number to others, you are responsible for any subsequent voting of, or subsequent inability to vote, your shares. INSTRUCTIONS:  1. This Form of Proxy is solicited by and on behalf of management of the issuer. 2. You have the right to appoint a person, who need not be a shareholder, other than the person(s) specified on the other side of this form to attend and act on your behalf at the Meeting. If you wish to appoint a person:  • Write the name of your designate on the “Appointee” line and provide a unique APPOINTEE IDENTIFICATION NUMBER for your Appointee to access the Virtual Meeting in the space provided on the other side of this form, sign and date the form, and return it by mail, or • Go to ProxyVote.com and insert the name of your designate in the “Change Appointee(s)” section and provide a unique APPOINTEE IDENTIFICATION NUMBER on the voting site for your Appointee to access the Virtual Meeting. You MUST provide your Appointee the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Virtual Meeting. Appointees can only be validated at the Virtual Meeting using the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter. IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER AND PROVIDE IT TO YOUR APPOINTEE, YOUR APPOINTEE WILL NOT BE ABLE TO ACCESS THE VIRTUAL MEETING.  3. This Form of Proxy confers discretionary authority to vote on amendments or variations to the matters identified in the notice of the Meeting and with respect to other matters that may properly be brought before the Meeting or any adjournment or postponement thereof. This Form of Proxy will not be valid and not be acted upon or voted unless it is completed and delivered as outlined herein. 4. If the shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Form of Proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this Form of Proxy with signing capacity stated may be required. 5. In order to expedite your vote, you may use the Internet or a touch-tone telephone, and entering the control number noted above. The Internet or telephone voting service is not available on the day of the Meeting. The telephone system cannot be used if you designate another person to attend on your behalf. If you vote by Internet or telephone, do not mail back this Form of Proxy. 6. If the Form of Proxy is not dated, it will be deemed to bear the date on which it was mailed to the shareholder. 7. This Form of Proxy will be voted as directed by the shareholder. If no voting preferences are indicated on the reverse, this Form of Proxy will be voted as recommended on the reverse of this form or as stated in the management proxy circular, except in the case of your appointment of an Appointee. 8. Unless prohibited by law or you instruct otherwise, your Appointee(s) will have full authority to attend and otherwise act at, and present matters to the Meeting and any adjournment or postponement thereof, and vote on all matters that are brought before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in this form or in the management proxy circular.  9. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, and the name and position of the person giving voting instructions on behalf of the body corporate.  10. If the items listed in the management proxy circular are different from the items listed on the other side of this form, the management proxy circular will be considered correct. 11. This Form of Proxy should be read in conjunction with the accompanying management proxy circular.

PROXY FORM

90

Canopy Growth Corporation

MEETING TYPE:	Special Meeting		
MEETING DATE:	Friday, April 12, 2024 at 1:00 pm EDT		
RECORD DATE:	February 12, 2024		
PROXY DEPOSIT DATE:	April 10, 2024 at 1:00 pm EDT	CUID:	
ACCOUNT NO:		CUSIP:	

CONTROL NO.: →

STEP 2 — APPOINT A PROXY (OPTIONAL)

APPOINTEE(S): David Klein, or failing him, Judy Hong

Change Appointee

PLEASE PRINT APPOINTEE NAME INSIDE THE BOX

→ ☐

MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY

→ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLY

STEP 3 — COMPLETE YOUR VOTING DIRECTIONS

ITEM(S): *VOTING RECOMMENDATIONS ARE INDICATED BY* **HIGHLIGHTED TEXT** *OVER THE BOXES* (FILL IN ONLY ONE BOX "■" PER ITEM IN BLACK OR BLUE INK)

STEP 4 — THIS DOCUMENT MUST BE SIGNED AND DATED

SIGNATURE(S) ***INVALID IF NOT SIGNED***

M M D D Y Y

PROXY FORM Canopy Growth Corporation MEETING TYPE: Special Meeting MEETING DATE: Tuesday, January 10, 2023 at 1:00 pm EST RECORD DATE: November 18, 2022 PROXY DEPOSIT DATE: January 6, 2023 at 1:00 pm EST CUID: ACCOUNT NO: CUSIP: CONTROL NO.: âž” APPOINTEE(S): David Klein, or failing him, Judy Hong Change Appointee If you wish to designate another person to attend, vote and act on your behalf at the Meeting, or any adjournment or postponement thereof, other than the person(s) specified above, go to www.proxyvote.com or print your name or the name of the other person attending the Meeting in the space provided herein and provide a unique APPOINTEE IDENTIFICATION NUMBER USING ALL BOXES for your Appointee to access the Virtual Meeting. You may choose to direct how your Appointee shall vote on matters that may come before the Meeting or any adjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the circular for the Meeting. You can also change your Appointee online at www.proxyvote.com. You MUST provide your Appointee the EXACT NAME and an EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Virtual Meeting. Appointees can only be validated at the Virtual Meeting using the EXACT NAME and EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter below. CREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBER PLEASE PRINT APPOINTEE NAME INSIDE THE BOX FOR YOUR APPOINTEE